EXHIBIT 4.3(a)
                                                    FACILITY B
                                                        5-YEAR





                       FACILITY B FIVE-YEAR
               COMPETITIVE ADVANCE, REVOLVING CREDIT
                      AND GUARANTY AGREEMENT


                            dated as of


                           May 25, 2001


                               among


             DENTSPLY INTERNATIONAL INC., as Borrower,


                   THE GUARANTORS NAMED HEREIN,


                      THE BANKS NAMED HEREIN,


          ABN AMRO BANK N.V., as Administrative Agent and
                      Arranger and Bookrunner

                                and

 CREDIT SUISSE FIRST BOSTON and   FIRST UNION NATIONAL BANK and
 BANK OF TOKYO-MITSUBISHI TRUST  HARRIS TRUST AND SAVINGS BANK,
   COMPANY, as Co-Syndication      as Co-Documentation Agents
             Agents








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


                                iv

                       TABLE OF CONTENTS
                                                                    Page
ARTICLE I      DEFINITIONS                                            1
  SECTION 1.01.                                    Definitions        1
  SECTION 1.02.            Accounting Terms and Determinations       15
  SECTION 1.03.                                 Exchange Rates       16

ARTICLE II     LOANS                                                 16
  SECTION 2.01.                                    Commitments       16
  SECTION 2.02.                                          Loans       16
  SECTION 2.03.                                Use of Proceeds       18
  SECTION 2.04.                      Competitive Bid Procedure       18
  SECTION 2.05.           Revolving Credit Borrowing Procedure       20
  SECTION 2.06.                              Letters of Credit       21
  SECTION 2.07.                                   Refinancings       25
  SECTION 2.08.                                           Fees       25
  SECTION 2.09.                      Notes; Repayment of Loans       26
  SECTION 2.10.                              Interest on Loans       27
  SECTION 2.11.                    Interest on Overdue Amounts       27
  SECTION 2.12.                     Alternate Rate of Interest       28
  SECTION 2.13.Termination, Reduction, Increase and Extension
                of Commitments                                       28
  SECTION 2.14.                            Prepayment of Loans       29
  SECTION 2.15.                       Eurodollar Reserve Costs       30
  SECTION 2.16.  Reserve Requirements; Change in Circumstances       30
  SECTION 2.17.                             Change in Legality       31
  SECTION 2.18.                                      Indemnity       32
  SECTION 2.19.                             Pro Rata Treatment       32
  SECTION 2.20.                                Right of Setoff       33
  SECTION 2.21.                             Sharing of Setoffs       33
  SECTION 2.22.                                       Payments       34
  SECTION 2.23.                      United States Withholding       34
  SECTION 2.24.                    Participations; Assignments       35
  SECTION 2.25.                                          Taxes       39

ARTICLE III    REPRESENTATIONS AND WARRANTIES                        40
  SECTION 3.01.                 Organization; Corporate Powers       40
  SECTION 3.02.                                  Authorization       40
  SECTION 3.03.                                 Enforceability       41
  SECTION 3.04.                         Governmental Approvals       41
  SECTION 3.05.             Financial Statements and Condition       41
  SECTION 3.06.                     No Material Adverse Change       42
  SECTION 3.07.                            Title to Properties       42
  SECTION 3.08.                                     Litigation       42
  SECTION 3.09.                                    Tax Returns       43
  SECTION 3.10.                                     Agreements       43
  SECTION 3.11.                         Employee Benefit Plans       43


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  SECTION 3.12.Investment Company Act; Public Utility Holding
                 Company Act; Federal Power Act                      44
  SECTION 3.13.                    Federal Reserve Regulations       44
  SECTION 3.14.                 Defaults; Compliance with Laws       44
  SECTION 3.15.                                Use of Proceeds       44
  SECTION 3.16.                           Affiliated Companies       45
  SECTION 3.17.                      Environmental Liabilities       45
  SECTION 3.18.                                     Disclosure       46
  SECTION 3.19.                                      Insurance       46

ARTICLE IV     CONDITIONS OF LENDING                                 46
  SECTION 4.01.                                 All Borrowings       46
  SECTION 4.02.                                   Closing Date       47

ARTICLE V      AFFIRMATIVE COVENANTS                                 48
  SECTION 5.01.                            Corporate Existence       48
  SECTION 5.02.                        Maintenance of Property       49
  SECTION 5.03.                                      Insurance       49
  SECTION 5.04.                          Obligations and Taxes       49
  SECTION 5.05.            Financial Statements; Reports, etc.       49
  SECTION 5.06.                     Defaults and Other Notices       51
  SECTION 5.07.                                          ERISA       51
  SECTION 5.08.                 Access to Premises and Records       52
  SECTION 5.09.                     Compliance with Laws, etc.       52
  SECTION 5.10.                             Security Interests       52
  SECTION 5.11.                          Subsidiary Guarantors       52
  SECTION 5.12.                             Environmental Laws       53
  SECTION 5.13.                     Existing Credit Agreements       53

ARTICLE VI     NEGATIVE COVENANTS                                    53
  SECTION 6.01.                                          Liens       54
  SECTION 6.02.                                   Indebtedness       55
  SECTION 6.03.Mergers, Consolidations, Sales of Assets
                 and Acquisitions                                    55
  SECTION 6.04.                             Change of Business       56
  SECTION 6.05.                   Transactions with Affiliates       56
  SECTION 6.06.                             Sale and Leaseback       56
  SECTION 6.07.                      Dividends by Subsidiaries       57
  SECTION 6.08.                Amendments to Certain Documents       57
  SECTION 6.09.                 Minimum Consolidated Net Worth       57
  SECTION 6.10.                              Interest Coverage       57
  SECTION 6.11.                                     Debt Ratio       57
  SECTION 6.12.                                    Fiscal Year       58

ARTICLE VII    EVENTS OF DEFAULT                                     58

ARTICLE VIII   GUARANTY                                              61
  SECTION 8.01.                                       Guaranty       61
  SECTION 8.02.                      No Impairment of Guaranty       61
  SECTION 8.03.           Continuation and Reinstatement, etc.       61
  SECTION 8.04.                                  Payment, etc.       61


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  SECTION 8.05.                          Benefit to Guarantors       62

ARTICLE IX     ADMINISTRATIVE AGENT                                  63
  SECTION 9.01.            Appointment of Administrative Agent       63
  SECTION 9.02.                                    Exculpation       63
  SECTION 9.03.                      Consultation with Counsel       64
  SECTION 9.04.         The Administrative Agent, Individually       64
  SECTION 9.05.              Reimbursement and Indemnification       64
  SECTION 9.06.                                    Resignation       64

ARTICLE X      MISCELLANEOUS                                         65
  SECTION 10.01.                                       Notices       65
  SECTION 10.02.                        No Waivers; Amendments       65
  SECTION 10.03.Applicable Law; Submission to Jurisdiction;
                  Service of Process; Waiver of Jury Trial           66
  SECTION 10.04.                   Expenses; Documentary Taxes       66
  SECTION 10.05.                                     Indemnity       67
  SECTION 10.06.                        Successors and Assigns
               67
  SECTION 10.07.Survival of Agreements, Representations and
                  Warranties, etc.                                   67
  SECTION 10.08.                                  Severability       67
  SECTION 10.09.               Cover Page and Section Headings       68
  SECTION 10.10.                                  Counterparts       68
  SECTION 10.11.                               Confidentiality       68
  SECTION 10.12.                      Conversion of Currencies       69
  SECTION 10.13.                       European Monetary Union       69



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




                             EXHIBITS

----------------------------------------------------------------------
Exhibit A-1       Form of Competitive Bid Request
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit A-2       Form of Notice of Competitive Bid Request
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit A-3       Form of Competitive Bid
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit A-4       Form of Competitive Bid Accept/Reject Letter
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit A-5       Form of Revolving Credit Borrowing Request
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit B-1       Form of Competitive Note
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit B-2       Form of Revolving Credit Note
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit C         Form of Contribution Agreement
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit D         Form of Opinion of Brian M. Addison, Esq.
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit E         Form of Assignment and Acceptance
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit F         Form of Draft Intercreditor Agreement
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit G         Form of Joinder and Assumption Agreement
----------------------------------------------------------------------
----------------------------------------------------------------------
Exhibit H         Form of Compliance Certificate
----------------------------------------------------------------------


                             SCHEDULES

----------------------------------------------------------------------
Schedule 1.01     Guarantors
----------------------------------------------------------------------
----------------------------------------------------------------------
Schedule 2.01     Commitments, Addresses for Notices
----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
----------------------------------------------------------------------
Schedule 3.16     Affiliates
----------------------------------------------------------------------
----------------------------------------------------------------------
Schedule 3.17     Environmental Liabilities
----------------------------------------------------------------------
----------------------------------------------------------------------
Schedule 4.02     Consents
----------------------------------------------------------------------
----------------------------------------------------------------------
Schedule 6.01     Liens
----------------------------------------------------------------------




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






      THIS FACILITY B FIVE-YEAR COMPETITIVE ADVANCE, REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of May 25, 2001, is made by and among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Guarantors (as hereinafter defined), the Banks from time to time party hereto (individually a "Bank" and collectively the "Banks"), ABN AMRO BANK N.V., as Administrative Agent for the Banks (the "Administrative Agent") and arranger and bookrunner, and CREDIT SUISSE FIRST BOSTON and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as Co-Syndication Agents (the "Co-Syndication Agents"), and FIRST UNION NATIONAL BANK and HARRIS TRUST AND SAVINGS BANK, as Co-Documentation Agents (the "Co-Documentation Agents").

                      INTRODUCTORY STATEMENT

      All terms not otherwise defined herein are defined in
Article I hereof.

      The Borrower has requested that the Banks extend credit to the Borrower in order to enable the Borrower to borrow on a standby revolving credit basis a principal amount not in excess of $250,000,000 at any time outstanding and to obtain Letters of Credit.

      The Borrower has also requested that the Banks provide a procedure pursuant to which the Borrower may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Borrower.

      The proceeds of all such borrowings and all Letters of Credit are to be used (a) to refinance outstanding Indebtedness of the Borrower, or to back existing letters of credit issued, under the Borrower's Existing Credit Agreements, (b) for general working capital and corporate purposes, including acquisitions in the industry of Borrower or any of its Material Subsidiaries, and
(c) to facilitate borrowings by offshore Subsidiaries.

      To provide assurance for the repayment of the Loans and all related interest, fees, charges, expenses, reimbursement obligations and other amounts payable with respect thereto, the Guarantors will guaranty the Obligations pursuant to Article VIII hereof.

      Accordingly, the Borrower, the Guarantors, the Banks and the Administrative Agent agree as follows:

                       ARTICLE I DEFINITIONS

           SECTION 1.01. Definitions. As used in this Agreement, the following words and terms shall have the respective meanings specified below:

           "ABR Borrowing" shall mean a Borrowing  comprised of ABR
Loans.

           "ABR Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.



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           "Administrative  Agent"  shall mean ABN AMRO  Bank N.V.,
in its capacity as agent for the Banks hereunder and not in its individual capacity as a Bank, or such successor Administrative Agent as may be appointed pursuant to Section 9.06.

           "Affiliate" shall mean, with respect to the person in question, (a) any person (including any member of the immediate family of any such natural person) which (i) directly or indirectly beneficially owns or controls 10% or more of the total voting power of shares of capital stock having the right to vote for directors under ordinary circumstances (if such person is a corporation), (ii) is a general partner (if such person is a partnership) or (iii) is otherwise empowered, by contract, voting trust or otherwise, to direct the business or affairs of such person, (b) any person controlling, controlled by or under common control with any such person (within the meaning of Rule 405 under the Securities Act of 1933), and (c) any director, general partner or executive officer of any such person.

           "Agreement" shall mean this Facility B Five-Year Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of May 25, 2001, among DENTSPLY International Inc., as Borrower, the Guarantors (as hereinafter defined), the Banks from time to time party hereto, ABN AMRO Bank N.V., as Administrative Agent and arranger and bookrunner, and Credit Suisse First Boston and Bank Of Tokyo-Mitsubishi Trust Company, as Co-Syndication
Agents,  and  First  Union  National  Bank  and  Harris  Trust  And
Savings Bank, as Co-Documentation Agents, as the same may be amended, modified or supplemented from time to time.

           "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, the term "Prime Rate" shall mean the rate per annum announced by ABN AMRO Bank N.V. from time to time as its prime rate in effect at its principal office in Chicago, Illinois; each change in the Prime Rate shall be effective on the date such change is announced as effective. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient publications or quotations in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.



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           "Alternate  Currency" means (i) with respect to any Loan
and Letter of Credit (other than a Subsidiary  Borrowing  Letter of
Credit),   the  euro,   British  Pounds  Sterling,   Swiss  Francs,
Deutsche  Marks and any other  currency  requested  by the Borrower
and   approved   by  each  Bank  that  is  freely   tradeable   and
exchangeable into Dollars in the London market and for which an Exchange Rate can be determined by reference to the Reuters World
Currency   Page  or  another   publicly   available   service   for
displaying exchange rates, or (ii) with respect to any Subsidiary Borrowing Letter of Credit, any currency other than Dollars that is freely tradeable and exchangeable into Dollars, and for which an Exchange Rate can be determined, in each case by Issuing Bank in its sole judgment.

           "Applicable Commitment Percentage" means, with respect to any Bank, the percentage of the total Commitments represented by such Bank's Commitment. If the Commitments have been terminated or expired, the Applicable Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

           "Applicable Percentage" shall mean on any date, with respect to the Facility Fee or the Usage Fee or the Loans comprising any LIBOR Revolving Credit Borrowing or the Drawn Cost pertaining to the participation fee with respect to Letters of Credit, as the case may be, the corresponding applicable percentage set forth in the table below based upon the Debt Rating of the Borrower (determined in accordance with
Section 2.10(e)):


-----------------------------------------------------------------
                   Facility                                    Fully
   Debt Rating:    Fee:       LIBOR:                Usage      Drawn
 S&P and Moody's   Applicable Applicable Drawn      Fee         Cost
   Respectively    Percentage Percentage Cost       Applicable  (>50%)
                                        Applicable Percentage
                                        Percentage
-----------------------------------------------------------------
-----------------------------------------------------------------
 A or above, or A2    10.0      30.0      40.0     10.0       50.0
     or above
-----------------------------------------------------------------
-----------------------------------------------------------------
     A- or A3         10.0      40.0      50.0     12.5       62.5
-----------------------------------------------------------------
-----------------------------------------------------------------
   BBB+ or Baa1       12.5      50.0      62.5     12.5       75.0
-----------------------------------------------------------------
-----------------------------------------------------------------
    BBB or Baa2       17.5      57.5      75.0     15.0       90.0
-----------------------------------------------------------------
-----------------------------------------------------------------
   BBB- or Baa3       30.0      70.0      100.0    25.0      125.0
-----------------------------------------------------------------
-----------------------------------------------------------------
    BB+ or Ba1        40.0     110.0      150.0    25.0      175.0
-----------------------------------------------------------------
  BB or below or      50.0     175.0      225.0    25.0      250.0
unrated, or Ba2 or
 below or unrated
-----------------------------------------------------------------

For purposes of determining the Applicable Percentage:

      (a) If a difference exists in the Debt Ratings of Moody's and Standard & Poor's, the higher of such Debt Ratings will determine the relevant pricing level,

      (b) Any change in the Applicable Percentage shall become effective five (5) Business Days after any public announcement of the change in the Debt Rating.



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      "Assignment  and  Acceptance"  shall mean an agreement in the form of  Exhibit E  hereto  entered into  pursuant to  Section 2.24
executed  by  the   assignor,   assignee   and  other   parties  as
contemplated thereby.

           "Availability   Period"   means  the  period   from  and
including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

           "Bank"   and   "Banks"    shall   mean   the   financial
institutions listed on Schedule 2.01 and any assignee of a Bank pursuant to Section 2.24(b) or (c).

           "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

           "Borrowing" shall mean a group of Loans of a single Interest Rate Type made by the Banks (or in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.04) on a single date and as to which a single Interest Period is in effect.

           "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the States of Illinois or New York or the Commonwealth of Pennsylvania on which banks and the Federal Reserve Bank of New York are open for business in New York City; provided, however, that when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the London interbank market and when used in connection with a LIBOR Loan denominated in euro, the term "Business Day" shall also exclude any day which is not a TARGET Day.

           "Calculation Date" means the last Business Day of each calendar quarter, provided that during the continuance of an Event of Default, "Calculation Date" means each Business Day during which such Event of Default continues to exist.

           "Capitalized Lease Obligations" shall mean any obligation of a Person as lessee of any property (real, personal or mixed), which, in accordance with generally accepted accounting principles, is or should be accounted for as a capital lease on the balance sheet of such Person.

           "Change in Law" means (a) the adoption of any law, rule, or regulation after the date of this Agreement, (b) any change in any law, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the date if this Agreement or (c) compliance by any Bank or the Issuing Bank (or for purposes of Section 2.16(b), by any lending office of such Bank or by such Bank's or the Issuing Bank's holding company, if any) with any request, guideline, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "Closing   Date"  shall  mean  the  date  of  the  first
Borrowing hereunder.

           "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.



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


           "Commitment" shall mean, with respect to each Bank, the commitment of such Bank hereunder as initially set forth on
Schedule 2.01 (and thereafter on Schedule 2.01 to the most recent Assignment and Acceptance) as such Bank's Commitment may be permanently terminated, reduced, increased or extended from time to time pursuant to Section 2.13. Subject to Section 2.13, the Commitments shall automatically and permanently terminate on the Maturity Date.

           "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.04.

           "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.04(d) in the form of Exhibit A-4.

           "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.04(b),
(a) in the case of a LIBOR Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

           "Competitive Bid Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-1.

           "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.04.

           "Competitive Loan" shall mean a Loan from a Bank to the Borrower pursuant to the bidding procedure described in
Section 2.04. Each Competitive Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

           "Competitive  Loan Exposure" means,  with respect to any
Bank  at  any  time,   the  aggregate   principal   amount  of  the
outstanding Competitive Loans of such Bank.

           "Competitive Note" shall mean a promissory note of the Borrower in the form of Exhibit B-1 executed and delivered as provided in Section 2.09.

           "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the Borrower and each Subsidiary which is a Consolidated Subsidiary of the Borrower.

           "Consolidated EBITDA" shall mean for any period "Operating income" as set forth in the DENTSPLY International Inc. Consolidated Statements of Income, plus depreciation and amortization (to the extent previously deducted), determined in accordance with generally accepted accounting principles and in a manner consistent with the accounting principles used to prepare the audited DENTSPLY International Inc. Consolidated Statements of Income for the year ended December 31, 2000, and delivered to the Administrative Agent; provided that there shall be excluded:
(a) the income (or loss) from operations of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose income is being determined or a subsidiary of such person; and



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


           (b) the income (or loss) from operations of any person (other than a Subsidiary) in which the person whose operating income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

           "Consolidated Interest Coverage Ratio" shall mean, in respect of any fiscal period of the Borrower, (a) Consolidated EBITDA divided by (b) Consolidated Interest Expense.

           "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, without duplication of expense among fiscal  periods  (a) the  aggregate  amount  determined  on a
Consolidated  basis of  (i) all  interest  on  Indebtedness  of the
Borrower and its Consolidated Subsidiaries accrued during such period, (ii) all rentals imputed as interest accrued under Capitalized Lease Obligations during such period by such person and (iii) all amortization of discount and expense relating to Indebtedness of the Borrower and its Consolidated Subsidiaries which amortization was accounted for during such period,
(b) adjusted downward for capital gains and upward for capital losses on maturing U.S. Treasury obligations and (c) adjusted downward for interest income (to the extent not previously excluded), as determined in accordance with generally accepted accounting principles.

           "Consolidated Net Income" shall mean the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for the period in question (taken as a whole), as determined in accordance with generally accepted accounting principles; provided that there shall be excluded:

           (a) the net income (or net loss) of any person, accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the person whose net income is being determined or a subsidiary of such person; and

           (b) the net income (or net loss) of any person (other than a Subsidiary) in which the person whose net income is being determined or any subsidiary of such person has an ownership interest, except to the extent that any such income has actually been received by such person in the form of cash dividends or similar distributions.

           "Consolidated Net Worth" shall mean, as at any date of determination, the sum of the capital stock (less treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the Borrower and its Consolidated Subsidiaries on a Consolidated basis.

           "Consolidated Subsidiary" means, in the case of the Borrower at any date, any Subsidiary or other entity the accounts of which are Consolidated with those of the Borrower in the Consolidated financial statements of the Borrower as of such date.

           "Consolidated Total Capitalization" shall mean the sum of (a) Consolidated Total Indebtedness and (b) Consolidated Net Worth.

           "Consolidated   Total   Indebtedness"   shall  mean  the
Consolidated  Indebtedness  of the  Borrower  and its  Consolidated
Subsidiaries.

           "Contribution   Agreement"  shall  mean  a  Contribution
Agreement among the Borrower and the Guarantors substantially in the form of Exhibit C hereto.



D4

           "Credit Exposure" means, in respect of any Bank, the sum of such Bank's Revolving Credit Exposure and its Competitive Loan Exposure.

           "Debt Rating" shall mean the rating by each of Standard & Poor's and Moody's of the Borrower's senior unsecured long-term debt which is not guarantied by any Person or subject to any other credit enhancement.

           "Debt Ratio" shall mean the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization.

           "Default" shall mean an Event of Default or any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Des Plaines Lease" shall mean the Amended and Restated Sale and Leaseback Agreement, dated as of August 1, 1991 between McDonough Partners I as Buyer and Midwest Dental Products Corporation, as Seller.

           "Dollar Equivalent" means

(a)   as to any Loan  denominated in Dollars,  the principal amount thereof,

           (b) as to any Loan denominated in an Alternate Currency, the amount in Dollars which is equivalent to the principal amount thereof, determined by the Administrative Agent pursuant to Section 1.03(a) using the Exchange Rate with respect to such Alternate Currency at the time in effect,

           (c) as to any Subsidiary Borrowing Letter of Credit or other Letter of Credit denominated in an Alternate Currency prior to the time of payment thereunder, the amount in Dollars
(i) which is stated to be paid in Dollars under the Letter of Credit, and (ii) which is equivalent to the maximum amount that may be paid in an Alternate Currency under the Letter of Credit determined by the Administrative Agent pursuant to Section 1.03(a) using the Exchange Rate with respect to such Alternate Currency at the time in effect, and

           (d) as to any Subsidiary Borrowing Letter of Credit or other Letter of Credit denominated in an Alternate Currency at the time of a payment thereunder, the amount in Dollars calculated in accordance with clause (c) directly above for that portion, if any, remaining unpaid and available thereunder plus, with respect to the portion paid thereunder, the amount in Dollars (i) which is actually paid in Dollars under the Letter of Credit, and (ii) which is equivalent to the amount actually paid in an Alternate Currency under the Letter of Credit computed at the Issuing Bank's then current rate of exchange (based on the market rates then prevailing and available to Issuing Bank), as reasonably determined by Issuing Bank, utilized for payment thereunder to or at the place of payment in the currency in which payment is made under the Letter of Credit, plus any costs, premiums, and expenses arising from all currency conversions incurred by Issuing Bank in connection therewith.

           "Dollars", "dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

           "Effective Date" shall mean the date on which the conditions to borrowing set forth in Sections 4.01 and 4.02 are first satisfied.



D4

           "Environmental    Laws"   shall   mean   all   statutes,
ordinances,    orders,    rules   and   regulations   relating   to
environmental  matters,  including those relating to fines, orders,
injunctions,   penalties,  damages,  contribution,   cost  recovery
compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials or in any manner applicable to the Borrower or any of the Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response, Compensation, and Liability
Act   (42 U.S.C. ss. 9601  et   seq.),   the   Hazardous   Material
Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.),
the  Clean  Air  Act   (42 U.S.C. ss. 7401  et  seq.),   the  Toxic
Substances   Control   Act   (15 U.S.C. ss. 2601  et   seq.),   the
Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), each as amended or supplemented, and any analogous current or future Federal, state or local statutes and regulations promulgated pursuant thereto.

           "ERISA"  shall  mean  the  Employee   Retirement  Income
Security Act of 1974, as the same may from time to time be amended.

           "ERISA Affiliate" shall mean with respect to the Borrower, any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of
Section 414 of the Code.

           "ESOP" shall mean the DENTSPLY  Employee Stock Ownership
Plan  effective  as  of   December 1,   1982  and  restated  as  of
January 1, 1991.

           "Event  of  Default"   shall  mean  any  of  the  events
described in clauses (a) through (m) of Article VII.

           "Exchange Rate" means, on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such date on the Reuters World Currency Page for such Alternate Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to the applicable Bloomberg System page, or, in the event that such rate does not appear on such page, such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

           "Execution Date" shall mean the date of this Agreement.

           "Existing Credit Agreements" shall mean the Existing Revolving Credit Agreement, the Existing Master Letter of Credit Agreement, and the Existing Multicurrency Revolving Credit Agreement.



D4

           "Existing Master Letter of Credit Agreement" shall mean that Master Letter of Credit Agreement, dated as of February 21, 2001, between ABN AMRO Bank N.V. and Borrower, as amended and supplemented by that Addendum to Master Letter of Credit Agreement, dated as of February 23, 2001, among the same parties, as amended, modified, and supplemented through the date hereof.

           "Existing Multicurrency Revolving Credit Agreement" shall mean the Revolving Credit Agreement, dated as of September 9, 1994, among Borrower, the Guarantors named therein, and ABN
AMRO Bank N.V., as amended, modified, and supplemented through the date hereof.

           "Existing Revolving Credit Agreement" shall mean the 5-Year Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of October 23, 1997, as amended, modified, and supplemented through the date hereof, among the Borrower, the guarantors and banks, party thereto, and The Chase Manhattan Bank, as Agent, and ABN AMRO Bank N.V., as Documentation Agent, together with any agreement between The Chase Manhattan Bank, as a letter of credit issuing bank, that addresses any letters of credit issued thereunder.

           "Facility A Credit Agreement" shall mean the $250,000,000, Facility A 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of the date hereof among the Borrower, the guarantors and the banks party thereto, ABN
AMRO  BANK  N.V.,   as   administrative   agent  and  arranger  and
bookrunner, and Credit Suisse First Boston and Bank Of Tokyo-Mitsubishi Trust Company, as Co-Syndication Agents, and First Union National Bank and Harris Trust And Savings Bank, as Co-Documentation Agents, as amended, modified and supplemented from time to time.

           "Facility Fee" shall have the meaning given such term in Section 2.08 hereof.

           "Fee Letter" shall mean that letter, dated as of March 19, 2001, given by Administrative Agent to, and executed by, Borrower, as amended, modified, and supplemented from time to time.

           "Financial Officer" of any person shall mean its Senior Vice President-Chief Financial Officer, Treasurer or Controller.

           "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

           "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

           "Fundamental Documents" shall mean this Agreement, the Contribution Agreement, the Competitive Notes, the Letters of Credit, the Revolving Credit Notes, and the Fee Letter.

           "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any central bank or court, in each case whether of the United States or other jurisdiction, or any political subdivision thereof.



D4

           "Guarantors" shall mean all Material Subsidiaries which are incorporated in the United States, all of which are listed on
Schedule 1.01, and any other Subsidiaries of the Borrower which become Guarantors pursuant to Section 5.11.

           "Guaranty", "Guarantied" or to "Guaranty" as applied to any obligation shall mean and include (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in a manner, of any part (to the extent of such part) or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the intention or practical effect of which is to assure the payment or performance (or payment of damages or compensation in the event of nonperformance) of any part (to the extent of such part) or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages or compensation in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor or any other person with respect to or on account of such obligation,
(iv) repayment of amounts drawn by beneficiaries of letters of credit or arising out of the import of goods or (v) the indemnifying or holding harmless, in any way, of a person against any part (to the extent of such part) or all of such person's obligation under a Guaranty except for hold harmless agreements with vendors with respect to product liability and warranties to customers.

           "Hazardous Materials" shall mean any hazardous substances or wastes as such terms are defined in any applicable Environmental Law, including (a) oil, petroleum and any by-product thereof and (b) asbestos and asbestos-containing material.

           "Indebtedness"  shall mean,  with  respect to any person
(a) all obligations of such person for borrowed money or with respect to bankers' acceptances, deposits, or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, except for debt obligations of any Subsidiary of Borrower located in Brazil which are related to foreign accounts receivable sold to certain banks, (d) all obligations of such person for the deferred purchase price of property or services (except (i) accounts payable to suppliers incurred in the ordinary course of business and paid within one year,
(ii) non-interest-bearing notes payable to suppliers incurred in the ordinary course of business and having a maturity date not later than one year after the date of issuance thereof, and
(iii) payroll and other accruals arising in the ordinary course of business), (e) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (f) all Capitalized Lease Obligations, including obligations arising from sale and leaseback transactions which are required to be accounted for as Capitalized Lease Obligations, (g) all Indebtedness of others which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the property or assets of the person in question (the amount of such Indebtedness taken into account for the purposes of this clause (g) not to exceed the book value of such property or assets), (h) all Guaranties of such person, and (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest, exchange rate, or commodity hedging



D4
transactions (the amount of such Indebtedness for purposes of this clause (i) to be the termination value of such agreement or arrangement); provided, however, that there shall be excluded from this definition (x) Indebtedness between the Borrower and any domestic Subsidiary and (y) Indebtedness between domestic Subsidiaries; provided further, however, that any Indebtedness owed to a domestic Subsidiary remaining outstanding after that
Subsidiary   ceases  to  be  a  Subsidiary  shall  be  included  as
Indebtedness hereunder.

           "Intercreditor Agreement" shall mean an Intercreditor Agreement, by and among Administrative Agent on behalf of the Banks and itself, The Prudential Insurance Company of America, on behalf of Noteholders described therein, Borrower, and the Guarantors, as the same may be amended, modified or supplemented from time to time.

           "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan, and, in addition, the date of any continuation or conversion of the Interest Rate Type applicable to such Loan with or to a Loan of a different Interest Rate Type.

           "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is continued or converted to a Borrowing of a different Interest Rate Type in accordance with Section 2.07 or prepaid in accordance with Section 2.14 and
(c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than 7 days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

           "Interest Rate Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean LIBOR, the Alternate Base Rate or the Fixed Rate, as applicable.



D4

           "Issuing Bank" means ABN AMRO Bank N.V., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), or The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), provided that with respect to any Letters of Credit issued hereunder on or after the date hereof other than those Letters of Credit deemed to be issued hereunder pursuant to Section 2.06(a) hereof, the Issuing Bank shall mean only ABN AMRO Bank N.V. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

           "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Governmental Authority.

           "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

           "LC Exposure" means, at any time, the sum of the Dollar Equivalent of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Bank at any time shall be its Applicable Commitment Percentage of the total LC Exposure at such time.

           "LC Sublimit" means $50,000,000.

           "Letter of Credit" means any letter of credit issued pursuant to this Agreement and includes Subsidiary Borrowing Letters of Credit.

           "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the rate at which deposits in the applicable currency approximately equal in principal amount to (a) in the case of a Revolving Credit Borrowing, the Administrative Agent's portion of such LIBOR Borrowing and (b) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

           "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article II.

           "LIBOR Loan" shall mean any LIBOR Competitive Loan or LIBOR Revolving Credit Loan.

           "LIBOR Revolving Credit Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article II.



D4

           "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction other than a financing statement filed or given as a precautionary measure in respect of a lease which is not required to be accounted for as a Capitalized Lease Obligation and which does not otherwise secure an obligation that constitutes Indebtedness).

           "Loan" shall mean a Competitive Loan or a Revolving Credit Loan, whether made as a LIBOR Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

           "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to or subtracted from LIBOR in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

           "Material Subsidiary" shall mean any Subsidiary incorporated or otherwise organized in the United States (i) the consolidated net income of which for the most recent fiscal year of the Borrower for which audited financial statements have been delivered pursuant to Section 5.05 were greater than or equal to 5% of Consolidated Net Income for such fiscal year, (ii) the consolidated tangible assets of which as of the last day of the Borrower's most recently ended fiscal year were greater than or equal to 5% of the Borrower's consolidated tangible assets as of such date or (iii) the net worth of which as of the last day of the Borrower's most recently ended fiscal year was greater than or equal to 5% of Consolidated Net Worth as of such date;
provided that, if at any time the aggregate amount of the consolidated net income, consolidated tangible assets or consolidated net worth of all Subsidiaries incorporated or otherwise organized in the United States that are not Material Subsidiaries exceeds 15% of consolidated net income for any such fiscal year, 15% of the Borrower's consolidated tangible assets as of the end of any such fiscal year or 15% of Consolidated Net Worth for any such fiscal year, the Borrower (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent) shall designate as "Material Subsidiaries" Subsidiaries incorporated or otherwise organized in the United States sufficient to eliminate such excess, and such designated Subsidiaries incorporated in the United States shall for all purposes of this Agreement constitute Material Subsidiaries.

           "Maturity Date" shall mean the fifth  anniversary of the
Execution   Date,   subject  to  any  extension  made  pursuant  to
Section 2.13.

           "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

           "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of which are not under common control, as such a Plan is described in Sections 4063 and 4064 of ERISA.

           "Notes"  shall  mean  the  Competitive   Notes  and  the
Revolving Credit Notes.



D4

           "Obligations" shall mean the obligation of the Borrower to make due and punctual payments of principal of and interest on the Loans, the Facility Fee and all other monetary obligations of the Borrower to the Administrative Agent or any Bank under this Agreement, the Notes or the Fundamental Documents.

           "PBGC"   shall  mean  the   Pension   Benefit   Guaranty
Corporation referred to and defined in ERISA.

           "person" or "Person" shall mean any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture or government, or any agency or political subdivision thereof.

           "Plan"  shall  mean  any  employee  plan   (including  a
Multiple Employer Plan but not a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

           "Pro Forma Basis" shall mean, in connection with an acquisition or disposition by or merger involving the Borrower or any Subsidiary, a computation of compliance with the requirements of this Agreement for the immediately preceding four full fiscal quarters or other relevant period assuming that such acquisition, disposition or merger had occurred at the beginning of such period. Such computation shall take into account the relevant financial information with respect to the acquired, disposed of, or merged entity for such period and shall assume that any Indebtedness incurred in connection with such acquisition, disposition or merger had been incurred at the beginning of such period; provided, however, in order to avoid double-counting, it is acknowledged that if the Borrower or any Subsidiary incurs
Indebtedness in connection with such a transaction and repays Indebtedness of the acquired, disposed of or merged entity, the Indebtedness so repaid shall not be included as Indebtedness of such entity for such period.

           "Prohibited Transaction" shall mean any prohibited transaction as described in Section 4975 of the Code or section 406 of ERISA for which neither an individual nor a class exemption has been issued by the U.S. Department of Labor.

           "Proposed Acquisition" shall mean that acquisition reflected in the confidential projected income statement, statement of cash flow, and balance sheet, dated as of May 9, 2001, and entitled, "Acquisition Consolidated," which has been made available to the Banks and Administrative Agent, provided that in making the Proposed Acquisition, Borrower and its Subsidiaries shall not violate Regulations T, U, or X and, to the extent that any credit provided hereunder shall be utilized to purchase or carry margin stock (as such terms are defined in Regulation U) in connection with the Proposed Acquisition, Borrower shall provide to Administrative Agent such forms as are required by Regulation U and the value of such margin stock, together with all other margin stock, held by Borrower (if it is making the acquisition) or of any Subsidiary which is making the acquisition shall not exceed 25% of the value of the assets (as such values are determined in accordance with Regulation U) of the person making the acquisition; and, for purposes of Section 6.11, the Proposed Acquisition shall be deemed to occur on the date on which an amount in excess of $1,000,000 (or its Dollar Equivalent) is expended or committed to be expended by any one or more of Borrower or any of its Subsidiaries in consideration of such acquisition.

           "Reduction   Date"  shall  have  the  meaning  given  in
Section 2.13(c) hereof.



D4

           "Register" shall be as defined in Section 2.24(e).

           "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

           "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder.

           "Required  Banks"  shall mean at any time Banks  holding
(i) greater than 50% of the Commitments and (ii) greater than 50% of the principal amount of Loans then outstanding; provided that in order to terminate the Commitments or declare the Notes to be forthwith due and payable pursuant to Article VII hereof, "Required Banks" shall mean Banks holding greater than 50% of the aggregate principal amount then outstanding of Credit Exposures.

           "Reset Date" is defined at Section 1.03.

           "Revolving Credit Borrowing" shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Banks.

           "Revolving  Credit  Borrowing   Request"  shall  mean  a
request made pursuant to Section 2.05 in the form of Exhibit A-5.

           "Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of (a) the outstanding Dollar Equivalent principal amount of such Bank's Revolving Credit Loans denominated in Dollars, (b) the Dollar Equivalent of the outstanding principal amount of such Bank's Revolving Credit Loans denominated in Alternate Currencies, and (c) such Bank's LC Exposure at such time.

           "Revolving Credit Loans" shall mean the revolving loans made by the Banks to the Borrower pursuant to Section 2.05. Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan or an ABR Loan.

           "Revolving Credit Note" shall mean a promissory note of the Borrower in the form of Exhibit B-2, executed and delivered as provided in Section 2.09.

           "Senior   Officer"   shall  mean  the   Chairman,   Vice
Chairman, President and Senior Vice Presidents of the Borrower.

           "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.



D4

           "Statutory Reserves" shall mean with respect to LIBOR, a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is one minus the aggregate of the maximum reserve requirements (including any marginal, special, emergency or supplemental reserves) established by the Board or any other banking authority to which a Bank is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include those imposed under Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which more than 50% of the securities or other ownership interests having ordinary voting power is, at the time of which any determination is being made, owned or controlled by such person or one or more subsidiaries of such person.

           "Subsidiary" shall mean a subsidiary of the Borrower.

           "Subsidiary Borrowing Letters of Credit" shall mean those Letters of Credit denominated in an Alternate Currency which are issued for the account of Borrower to facilitate the borrowing by Subsidiaries not organized under the Laws of the United States or any state thereof.

           "TARGET Day" shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

           "Total Commitment" shall mean the aggregate amount of the Banks' Commitments, as in effect at such time.

           "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA, or liability to a Multiple Employer Plan pursuant to Section 4062(e), 4063, or 4064 of ERISA.

           SECTION 1.02. Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles and practices consistent in all material respects (except for changes with which the Borrower's independent auditors concur and as to which Borrower shall notify Administrative Agent in writing prior to the effectiveness thereof) with those applied in the preparation of the financial statements referred to in Section 3.05(a) (and references herein to generally accepted accounting principles shall mean generally accepted accounting principles as so applied) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise expressed herein. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" as used in this Agreement and any Exhibit or Schedule hereto shall be deemed in each case to be followed by the phrase "without limitation."



D4

           SECTION 1.03. Exchange Rates. (a) Not later than 1:00 p.m., London time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternate Currency and
(ii) give notice thereof to the Banks and the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next
succeeding   Reset  Date,  and  shall  for  all  purposes  of  this
Agreement (other than Section 10.12 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Alternate Currencies.

           (b) Not later than 5:00 p.m., London time, on each Reset Date and each date on which a Borrowing or issuance of any Letter of Credit shall occur, the Administrative Agent shall
(i) determine the Dollar Equivalent of the LC Exposure and of the aggregate principal amount of the Loans then outstanding that are denominated in Alternate Currencies (after giving effect to any reimbursement of LC Disbursements and Loans made or repaid on such date) and (ii) notify the Borrower of the aggregate Credit Exposures of the Banks.

                         ARTICLE II LOANS

           SECTION 2.01. Commitments. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, in Dollars or one or more Alternate Currencies, at any time and from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment minus (i) the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.19, and (ii) the amount of such Bank's LC Exposure, subject, however, to the conditions that
(a) at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Exposures of all Banks plus (B) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (ii) the Total Commitment , (b) at all times (except as expressly contemplated by the last sentence of Section 2.13(d)) the Revolving Credit Exposure of each Bank shall equal the product of (i) such Bank's Applicable Commitment Percentage and (ii) the outstanding aggregate Revolving Credit Exposures.

           (b) Within the foregoing limits, the Borrower may borrow, pay or repay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date, upon the terms and subject to the conditions and limitations set forth herein.

           SECTION 2.02. Loans. (a) Each Revolving Credit Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Competitive Loan shall be made in Dollars in accordance with the procedures set forth in Section 2.04. The Competitive Loans comprising any Borrowing shall be denominated in Dollars in an aggregate amount that is at least $5,000,000 and in an integral multiple of $1,000,000. The



D4

Revolving Credit Loans comprising any Borrowing shall be in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and, in the case of Loans denominated in Dollars, an integral multiple of $1,000,000, or an aggregate principal amount equal to (or the Dollar Equivalent of which is equal to) the remaining balance of the available Commitments or the amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)).

           (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans, and each Revolving Credit Borrowing shall be comprised entirely of LIBOR
Revolving Credit Loans, or, in the case of a Borrowing denominated in Dollars, ABR Loans, as the Borrower may request pursuant to Section 2.04 or 2.05, as applicable. Each Bank may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than 15 separate Revolving Credit Loans of any one Bank being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Revolving Credit Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

           (c) Each Bank shall make each Loan (other than Loans denominated in Alternate Currencies) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Chicago, Illinois, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower as directed in writing from time to time by
Borrower;   (provided   that  ABR  Loans   made  to   finance   the
reimbursement    of   an   LC    Disbursement    as   provided   in
Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank), or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.04 in the amounts so accepted and Revolving Credit Loans shall be made by the Banks pro rata in accordance with Section 2.19. Each Bank shall make each Loan denominated in an Alternate Currency to be made by it hereunder on the proposed date thereof by wire transfer of such immediately available funds as may then be customary for the settlement of international transactions in the applicable Alternate Currency, by 12:00 noon, New York City time, to an account designated by the Administrative Agent. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Revolving Credit Borrowing Request or Competitive Bid Request. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent,



D4
such  Bank  and  the  Borrower  severally  agree  to  repay  to the
Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, or, in the case of any amount denominated in an Alternate Currency, such other rate as shall be specified by the Administrative Agent as representing its cost of overnight or short-term funds in such currency. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

           (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and all Revolving Credit Loans shall be due and payable on the Maturity Date.

           SECTION 2.03. Use of Proceeds. The proceeds of the Loans shall be used to refinance outstanding Indebtedness of the Borrower under the Existing Credit Agreements and for general working capital and corporate purposes, including acquisitions in the industry of Borrower or any of its Material Subsidiaries. Letters of Credit shall be used for the general corporate purposes of Borrower or any of its Material subsidiaries (including covering existing letters of credit issued under the Borrower's Existing Credit Agreements) or as Subsidiary Borrowing Letters of Credit.

           SECTION 2.04. Competitive Bid Procedure. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy (or deliver by comparable means) to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Administrative Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier or in a comparable manner. Such request shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in an aggregate amount that is at least $5,000,000 and, in an integral multiple of $1,000,000, and
(iii) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier in the form set forth in Exhibit A-2, or in a comparable manner, the Banks to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.



D4

           (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier (or in a comparable manner), in the form of Exhibit A-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed
Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Bank is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which the
Bank is  prepared  to  make  the  Competitive  Loan  or  Loans  and
(iii) the Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent via telecopier or in a comparable manner (i) in the case of LIBOR Competitive Loans, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

           (c) The Administrative Agent shall promptly notify the Borrower by telecopier, or in a comparable manner, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.04.

           (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier, or in a comparable manner, in the form of a Competitive Bid Accept/Reject Letter in the form of Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (b) above, (i) in the case of a LIBOR Competitive Borrowing, not later than 11:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (B) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if



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


the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate) and (E) except pursuant to clause (D) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in an aggregate amount that is at least $5,000,000 and an integral multiple of $1,000,000, provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (D) above, such Competitive Loan may be in an aggregate amount that is at least $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the
Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

           (e) The Administrative Agent shall promptly notify each bidding Bank whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, or in a comparable manner, sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

           (f) A Competitive Bid Request shall not be made within four Business Days after the date of any previous Competitive Bid Request.

           (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

           (h) All notices required by this Section 2.04 shall be given in accordance with Section 10.01.

           (i) Notwithstanding any other provisions of this Agreement, the Borrower shall not be entitled to request any Competitive Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date and each Competitive Borrowing shall be due and payable on the last day of the Interest Period applicable thereto.



D4

           SECTION 2.05. Revolving Credit Borrowing Procedure. In order to effect a Revolving Credit Borrowing or the continuation or conversion of an Interest Rate Type applicable thereto, the Borrower shall hand deliver or telecopy (or deliver by comparable means) to the Administrative Agent a Borrowing notice in the form of Exhibit A-5 (a) in the case of a LIBOR Revolving Credit Borrowing or the continuation or conversion of an Interest Rate Type applicable thereto, not later than 12:00 noon, New York City time, three Business Days before a proposed Borrowing or before the last day of the Interest Period applicable to a Revolving Credit Borrowing for which the Interest Rate Type is to be continued or converted, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan or LIBOR Competitive Loan shall be requested or made pursuant to a Revolving Credit Borrowing Request. Such notice shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be, or the Borrowing with respect to which the Interest Rate Type is being continued or converted is, a LIBOR Revolving Credit Borrowing or an ABR Borrowing, (b) whether such Borrowing is to be in Dollars or an Alternate Currency (and if in an Alternate Currency, such Alternate Currency), (c) the date of such Revolving Credit Borrowing or continuation or conversion (which shall be a Business Day) and the amount thereof in Dollars (notwithstanding that the request may be for a Borrowing in an Alternate Currency) and (d) if such Borrowing is to be a LIBOR Revolving Credit Borrowing or if the Borrowing with respect to which the Interest Rate Type being continued or converted is a LIBOR Revolving Credit Borrowing, the Interest Period with respect thereto (which may not end after the Maturity Date). If no election as to the Interest Rate Type of Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any LIBOR Revolving Credit Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 of its election to continue or convert the Interest Rate Type for a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then (a) in the case of a Borrowing in Dollars, the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to continue or convert, as the case may be, such Borrowing as an ABR Borrowing and (b) in the case of a Borrowing in an Alternate Currency, such Borrowing shall be due and payable at the end of such Interest Period. The
Administrative Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.05 and of each Bank's portion of the requested Borrowing.

           SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request at any time and from time to time during the Availability Period, subject to Subsection 2.06(c), the issuance of Letters of Credit in a form reasonably acceptable to the Administrative Agent and the Issuing Bank denominated in Dollars or an Alternate Currency for its own account for use by Borrower or any Guarantor or as a Subsidiary Borrowing Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Letters of
Credit issued, and outstanding as of the date hereof, in connection with any of the Existing Credit Agreements are hereby deemed to be Letters of Credit issued hereunder by an Issuing Bank as of the date hereof.



D4

           (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or deliver by comparable means) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit and in no event shall the Dollar Equivalent of Subsidiary Borrowing Letters of Credit exceed
$20,000,000, and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans will not exceed the Total Commitment.

           (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business at the place of presentation under the relevant Letter of Credit on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date, except that each Subsidiary Borrowing Letter of Credit may have an expiration date that extends beyond such one year period for a duration that reflects the foreign Subsidiary borrowing which it facilitates provided, however, that no Subsidiary Borrowing Letter of Credit shall expire later than five days prior to the Maturity Date.[changed to track the Term Sheet]

           (d) Participations. By the issuance of a Letter of Credit (or any amendment to a Letter of Credit other than an amendment that extends the expiration date of such Letter of
Credit beyond the expiration date as provided by Clause (c) directly above) and without any further action on the part of the Issuing Bank or the Banks, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Bank's Applicable Commitment Percentage of the Dollar Equivalent of the amount of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded or rescinded to or for the Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.



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


           (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of the amount of such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if the Dollar Equivalent of the amount of such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent Dollar amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment at the time set forth above, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Bank's Applicable Commitment Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent its Applicable Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Bank (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Banks and the Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

           (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions  of  this  Section,  constitute  a  legal  or  equitable
discharge   of,  or  provide  a  right  of  setoff   against,   the
Borrower's obligations hereunder. Neither the Administrative Agent, the Banks nor the Issuing Bank shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder



D4

(irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. Notwithstanding the foregoing, the Issuing Bank shall not be excused from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

           (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or comparable means) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Banks with respect to any such LC Disbursement.

           (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement at the applicable time pursuant to paragraph (e) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Bank to the extent of such payment.

           (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.08(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing



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


Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)   Cash Collateralization.

           (A) If any Event of Default shall have occurred and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Banks (or, if the
maturity of the Loans has been accelerated, Banks with LC Exposures representing greater than 50% of the total LC Exposure)
demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash equal to the LC Exposure as of such date (supplemented from time to time immediately upon the occurrence of any currency fluctuation that results in such amount on deposit being less than the LC Exposure) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
Article VII.

           (B) If, on any Reset Date, and solely as a result of currency fluctuations relating to one or more Letters of Credit denominated in an Alternate Currency, the LC Exposure exceeds the LC Sublimit, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash such that the LC Exposure minus the amount so deposited does not exceed the LC Sublimit.

           (C) If, on any Reset Date, and solely as a result of currency fluctuations relating to one or more Letters of Credit denominated in an Alternate Currency, the LC Exposure for
Subsidiary Borrowing Letters of Credit exceeds $20,000,000, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in cash such that the LC Exposure for Subsidiary Borrowing Letters of Credit minus the amount so deposited does not exceed $20,000,000.

           (D) Each such deposit shall be held by the Administrative Agent as collateral for, and Borrower hereby grants to Agent for the benefit of the Banks and Agent a security interest in and Lien upon such deposit to secure, the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense and if any investments of such deposit shall be made, Borrower hereby grants a security interest to Agent for the benefit of the Banks and Agent in all such investment property to secure the payment and performance of the Obligations and
Borrower shall do such other things as may be reasonably necessary to provide Agent for the benefit of the Banks and Agent with a first



D4
perfected security interest in such investment property (and Borrower hereby authorizes Agent to file for the benefit of the Banks and Agent, with or without the signature of Borrower, Uniform Commercial Code financing statements with respect to such investment property or deposit); provided that such deposits may be invested only in United States Treasury obligations having a maturity of less than or equal to one year or other comparable money-market instruments. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 50.1% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived and if Borrower is required to provide an amount of cash collateral hereunder as a result of Clause (B) or Clause (C) directly above, such amount (to the extent not applied in accordance with the terms hereof) shall be returned to Borrower within three (3) Business Days after the LC Exposure no longer exceeds the LC Sublimit or after the LC Exposure for Subsidiary Borrowing Letters of Credit no longer exceeds $20,000,000, respectively, as the case may be.

           (k) Letters of Credit, Governing Law. Letters of Credit issued hereunder on or after the date hereof shall, except to the extent inconsistent with the express terms thereof, be subject to and incorporate: (i) the Uniform Customs And Practice For Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No.500 (the "UCP") other than Articles 41 and 43 thereof; (ii) to the extent not inconsistent with the UCP,
Article 5 of the Uniform Commercial Code as in effect from time to time in New York ("Article 5"); and, (iii) Section
5-102(a)(10) of the 1995 Official Text With Comments of the Uniform Commercial Code Revised Article 5, as promulgated by the American Law Institute And National Conference Of Commissioners On Uniform State Laws ("Revised Article 5"), which Section of Revised Article 5 shall govern and control over any inconsistent provision of the UCP or Article 5.

           SECTION 2.07.  [Reserved] .  [RESERVED]

           SECTION 2.08. Fees. (a) The Borrower agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Loans of such Bank have been repaid in full, a facility fee (a "Facility Fee") on the Commitment of such Bank, whether used or unused, and, after the Commitment of such Bank shall have been terminated, on the outstanding principal amount of such Bank's Revolving Credit Exposure, during the quarter ending on the date such payment is due (or shorter period commencing with the date hereof or ending with the Maturity Date or any earlier date on which the Commitments shall have been terminated and the outstanding Revolving Credit Exposure of such Bank eliminated), at the Applicable Percentage from time to time in effect. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Bank shall commence to accrue on the Closing Date and shall cease to accrue on the Maturity Date or any earlier date on which the Commitment of such Bank shall have been terminated and the outstanding Revolving Credit Exposure of such Bank eliminated.



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


           (b) The Borrower agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September
30, December 31 and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have terminated and the outstanding Loans of such Bank have been repaid in full, a usage fee (a "Usage Fee") at a rate per annum equal to the Applicable Percentage from time to time in effect on the aggregate amount of such Bank's Credit Exposure for each day on which the aggregate Credit Exposure of all Banks shall be greater than fifty percent (50%) of the total Commitments. All Usage Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (c)  The  Borrower  agrees  to  pay  the  Administrative
Agent,  for its  own  account,  the  fees  provided  for in the Fee
Letter.

           (d) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Bank a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Percentage used in determining the "Drawn Cost", on the average daily amount of such Bank's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Bank's Commitment terminates and the date on which such Bank ceases to have any LC Exposure, and (ii) to the Issuing Bank, the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on each March 31, June 30, September 30 and December 31, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the
Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and other fees relating to Letters of Credit set forth in any Fundamental Document shall be calculated with respect to the Dollar Equivalent amount of such Letters of Credit and shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Banks. Once paid, none of the fees shall be refundable under any circumstances.

           SECTION 2.09. Notes; Repayment of Loans. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Total Commitment. The Revolving Credit Loans made by each Bank shall be evidenced by a single Revolving Credit Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to the order of such Bank in a principal amount equal to the Commitment of such Bank. The outstanding principal balance of each Competitive Loan or Revolving Credit Loan, as evidenced by the relevant Note, shall be payable (a) in the case of a Competitive Loan, on the last day of the Interest Period applicable to



D4
such  Competitive  Loan and on the  Maturity  Date and  (b) in  the
case of a Revolving Credit Loan, on the Maturity Date in the currency of such Loan. Each Competitive Note and each Revolving Credit Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.10. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date, currency and amount of each Competitive Loan or Revolving Credit Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Revolving Credit Loan, as applicable, and the other information provided on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Competitive Loans or Revolving Credit Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note.

           SECTION 2.10. Interest on Loans. (a) Subject to the provisions of Sections 2.11 and 2.12, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, provided that, for Loans comprising LIBOR Borrowings denominated in an Alternate Currency for which a 365-day basis is the only market practice available, interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) at a rate per annum equal to (i) in the case of each LIBOR Revolving Credit Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Percentage and (ii) in the case of each LIBOR Competitive Loan, LIBOR for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 2.04.

           (b) Subject to the provisions of Section 2.11, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

           (c) Subject to the provisions of Section 2.11, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to
Section 2.04.

           (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan in the currency of such Loan. The LIBOR or the Alternate Base Rate for each
Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

           (e)  The  Applicable   Percentage  shall  be  determined
based on the Debt Rating.

           (f) Borrower may call Administrative Agent on or before the date on which a Revolving Credit Borrowing Request is to be delivered to receive an indication of the interest rates and applicable Alternate Currency exchange rates then in effect, but it is acknowledged that such indication shall not be binding on Administrative Agent or the Banks nor affect the rate of interest or the calculation of exchange rates which thereafter are actually in effect when the request is made.



D4

           SECTION 2.11. Interest on Overdue Amounts. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate (and a year of 360 days in all other cases) equal to (a) in the case of any Loan, the rate applicable to such Loan under Section 2.10 plus 2% per annum and (b) in the case of any other amount, the rate that would at the time be applicable to an ABR Loan under Section 2.10 plus 2% per annum.

           SECTION 2.12. Alternate Rate of Interest. In the event, and on each occasion, that prior to the commencement of any Interest Period for a LIBOR Borrowing, the Administrative Agent shall have determined that deposits in the applicable currency in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or  maintaining  such LIBOR  Loans  during  such
Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier or comparable notice of such determination to the Borrower and the
Banks. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Competitive Borrowing pursuant to
Section 2.04, and any request for a LIBOR Revolving Credit Borrowing in an Alternate Currency, shall be of no force and effect  and  shall  be  denied  by  the  Administrative  Agent  and
(b) any request by the Borrower for a LIBOR Revolving Credit Borrowing in Dollars pursuant to Section 2.05 shall be deemed to be a request for an ABR Loan. Each determination by the
Administrative Agent hereunder shall be conclusive absent manifest error; provided, however, that if a determination is made that dollar deposits in the amount of the requested principal amount of such LIBOR Borrowing are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, the
Administrative Agent shall promptly notify the Borrower of such determination in writing and the Borrower may, by notice to the Administrative Agent given within 24 hours of receipt of such notice, withdraw the request for the LIBOR Competitive Borrowing or the LIBOR Revolving Credit Borrowing, as applicable.

           SECTION 2.13. Termination, Reduction, and Increase of Commitments. (a) The Commitments shall be automatically terminated on the earlier of (i) the Maturity Date or (ii) 30 days after the date hereof if the Closing Date has not occurred.

           (b) Subject to Section 2.14(b), upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.



D4

           (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Banks on the date of each termination or reduction (in the case of a reduction, the
"Reduction Date"), the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

           (d) The Borrower may from time to time, and notwithstanding any prior reductions in the Total Commitment by the Borrower, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), request that the Total Commitment be increased by an amount that is not less than $25,000,000 and will not result in the Total Commitment under this Agreement and the Facility A Credit Agreement exceeding $575,000,000 in the aggregate. Each such notice shall set forth the requested amount of the increase in the Total Commitment and the date on which such increase is to become effective (which shall be not fewer than 20 days after the date of such notice), and shall offer each Bank the opportunity to increase its
Commitment by its ratable share, based on the amounts of the Banks' Commitments, of the requested increase in the Total Commitment. Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than 15 Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of 15 Business Days shall be deemed to have declined to increase its Commitment); provided, however, that no Bank may agree to increase its Commitment hereunder unless it shall have agreed to ratably increase its Commitment under the Facility A Credit Agreement (if the Facility A Credit Agreement is then in effect). In the event that, on the 15th Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Bank"), which may include any Bank, to extend Commitments or increase their existing Commitments in an aggregate amount equal to all or part of the unsubscribed amount; provided that each Augmenting Bank, if not already a Bank hereunder, shall be subject to the approval of the Borrower and the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder. If (and only if) Banks (including Augmenting Banks) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $25,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this paragraph, and shall be deemed added to the Commitments set forth in Schedule 2.01 hereof. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, (i) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) on the effective date of such increase the Total Commitment under and as defined in the Facility A Credit Agreement shall be proportionately increased (if the Facility A Credit Agreement is then in effect) in accordance with the terms of such Agreement. Following any increase in the Commitments of any of the Banks pursuant to this paragraph, any Revolving Credit Loans outstanding prior to the effectiveness of such increase shall continue outstanding until the ends of the respective interest periods applicable thereto, and shall then be repaid or refinanced with new Revolving Credit Loans made pursuant to Sections 2.01 and 2.05.



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


           SECTION 2.14. Prepayment of Loans. (a) Prior to the Maturity Date the Borrower shall have the right at any time to prepay any Revolving Credit Borrowing, or, with the consent of the particular Bank or Banks to receive the prepayment, any Competitive Borrowing (which consent may be withheld in such Bank's or Banks' sole discretion), in whole or in part, subject to the requirements of Section 2.18 and 2.19 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent before 12:00 noon, New York City time, at least one Business Day prior to such prepayment in the case of an ABR Loan and at least three Business Days prior to such prepayment in the case of a LIBOR Loan or Fixed Rate Loan; provided, however, that each such partial prepayment shall be in a minimum aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof) and, in the case of a Borrowing denominated in Dollars, an integral multiple of $1,000,000. In all instances under this Agreement, each payment and prepayment of any Loan shall be made in the currency in which such Loan was made.

           (b) On the date of any termination or reduction of the Total Commitment pursuant to Section 2.13, the Borrower shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the aggregate Credit Exposures will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Borrower shall select. All prepayments under this
Section 2.14(b) shall be subject to Sections 2.18 and 2.19.

           (c) On the earlier of any Reset Date or the last day of any Interest Period when the aggregate Credit Exposures (after giving effect to any Borrowings effected on such date) exceed the Total Commitment minus any cash collateral received by the Administrative Agent pursuant to Section 2.06(j), the Borrower shall make a mandatory prepayment of the Revolving Credit Loans in such amount as may be necessary to eliminate such excess. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding LIBOR Revolving Credit Loans.

           (d) Each notice of prepayment shall specify the specific Borrowing, the prepayment date and the aggregate principal amount of each Borrowing to be prepaid and the currency thereof, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein. All prepayments under this Section 2.14 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

           SECTION 2.15. Eurodollar Reserve Costs. The Borrower shall pay to the Administrative Agent for the account of each Bank, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Bank, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Bank for such Interest Period.
Such additional interest shall be determined by such Bank and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Bank shall be payable to the Administrative Agent for the account of such Bank on each Interest Payment Date for such Loan.



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


           SECTION 2.16. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if any Change in Law (i) shall subject any Bank (for purposes of this Section 2.16, the defined term "Bank" shall be deemed to include as applicable the Issuing Bank) to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any LIBOR Loan, Fixed Rate Loan, or Letter of Credit, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any LIBOR Loan, Fixed Rate Loan, or Letter of Credit made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (other than requirements as to which the Borrower is obligated to make payments pursuant to Section 2.15) against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii) shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any LIBOR Loan, Fixed Rate Loan, or Letter of Credit made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of issuing, participating in, making or maintaining any LIBOR Loan, Fixed Rate Loan, or Letter of Credit, as the case may be, or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Borrower shall pay such additional amount or amounts as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank.

           (b) If, after the date of this Agreement, any Bank shall have determined in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of the Bank's holding company (or any lending office of such Bank), if any, as a consequence of its obligations hereunder to a level below that which such Bank (or holding company or office) could have achieved but for such Change in Law (taking into consideration such Bank's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then, from time to time, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or holding company or office) for such reduction upon demand by such Bank.

           (c)  A   certificate   of  a  Bank   setting   forth  in
reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Sections 2.06 and 2.24) as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (c)(i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same.



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


           (d)  Failure   on  the  part  of  any  Bank  to   demand
compensation  for any  increased  costs  or  reduction  in  amounts received or receivable or reduction in return on capital with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period. The protection of this Section 2.16 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

           SECTION       2.17.       Change      in       Legality.
(a) Notwithstanding anything to the contrary herein contained, if any Change in Law shall make it unlawful for any Bank to make or maintain any LIBOR Loan or to give effect to its obligations to make LIBOR Loans as contemplated hereby, then, by written notice to the Borrower and to the Administrative Agent, such Bank may:

           (i) declare that LIBOR Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for LIBOR Competitive Loans and the Borrower shall be prohibited from requesting LIBOR Revolving Credit Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

           (ii) require that all outstanding LIBOR Loans made by it and denominated in Dollars be converted to ABR Loans, in which event (A) all such LIBOR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.17(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the ABR Loans resulting from the conversion of such LIBOR Loans.

           (iii)declare all outstanding LIBOR Loans made by it and denominated in an Alternate Currency due and payable in full.

           (b)  For purposes of this Section 2.17,  a notice to the
Borrower  by  any  Bank  pursuant  to   Section 2.17(a)   shall  be
effective on the date of receipt thereof by the Borrower.

           (c) Notwithstanding the foregoing, if the affected Bank can continue to offer LIBOR Loans by transferring LIBOR Loans to another existing lending office of such Bank, such Bank agrees to so transfer the LIBOR Loans unless doing so would, in its good faith judgment, subject it to any expense or liability or be otherwise disadvantageous to it.

           SECTION 2.18. Indemnity. The Borrower shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (u) the assignment of any LIBOR Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (v) any failure by the
Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (w) any failure by the Borrower to borrow, convert, continue, or prepay hereunder after a notice thereof pursuant to Article II has been given (regardless whether such notice may be revoked hereunder),
(x) any payment, prepayment or conversion of a LIBOR Loan or Fixed



D4

Rate Loan (including as a result of an Event of Default) made on a date other than the last day of the applicable Interest Period,
(y) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (z) the occurrence of any Event of Default, including in any such event any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a LIBOR Loan or a Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed (based on LIBOR or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in re-employing the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this
Section 2.18 shall be delivered to the Borrower and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay each Bank the amount shown as due on any certificate containing no manifest error within 30 days after its receipt of the same.

           SECTION 2.19. Pro Rata Treatment. Except as permitted under Sections 2.13, 2.15 and 2.17 with respect to interest,
(i) each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Revolving Credit Borrowing of any Interest Rate Type shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Revolving Credit Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Banks (including those Banks that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing computed in accordance with Section 2.01, to the next higher or lower whole dollar amount (or amount in the basic unit of the applicable Alternate Currency).



D4

           SECTION  2.20.   Right  of  Setoff.   If  any  Event  of
Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any of and all the Obligations now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 2.20 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

           SECTION 2.21. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of any Revolving Credit Note held by it (it being understood that each Bank shall be permitted to exercise any such right with respect to any obligation of the Borrower to it other than the Revolving Credit Notes prior to the exercise of such right with respect to any Revolving Credit Note) as a result of which the unpaid principal portion of all the Revolving Credit Notes held by it shall be proportionately less than the unpaid principal portion of all the Revolving Credit Notes held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in each Revolving Credit
Note held by such other Bank, so that the aggregate unpaid principal amount of each Revolving Credit Note and participations in each Revolving Credit Note held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all the Revolving Credit Notes then outstanding as the principal amount of all the Revolving Credit Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Revolving Credit Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim;
provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.21 and the payment recovered by a Bank giving rise thereto shall thereafter be recovered from such Bank, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments paid by such Bank restored to such Bank without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Revolving Credit Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim to the extent of the participation so purchased in such Revolving Credit Note with respect to any and all moneys owing by the Borrower as fully as if such Bank had made a Loan directly to the Borrower in the amount of the participation.

           SECTION 2.22. Payments. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon, New York City time, on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its offices set forth on
Schedule 2.01 therefor for the account of the Banks, in federal or other immediately available funds; provided, however that each payment of principal and interest under any Loan made in an



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


Alternate Currency shall be made in immediately available funds in the currency in which such Loan was made. Any payment received after such time on any day shall be deemed to be received on the next Business Day. The Administrative Agent shall remit each Bank's portion of the Borrower's payment to such Bank promptly after receipt thereof. Except as set forth in the definition of "Interest Period" as applied to LIBOR Loans, if any payment to be made hereunder or under any Note becomes due and payable on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

           SECTION 2.23. United States Withholding. Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrower and the Administrative Agent two
(2) duly completed appropriate valid Withholding Certificates (as defined under ss.1.1441-1(c)(16) of the Income Tax Regulations promulgated under the Code ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate" means a Form W-9; a
Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under ss.1.1441-1(e)(3) of the Regulations; a statement described in ss.1.871-14(c)(2)(v)
of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or
beneficial   owner  as  a  U.S.  or  foreign  person.   Each  Bank,
assignee or participant required to deliver to the Borrower and the Administrative Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or
participation   (unless  the  Administrative   Agent  in  its  sole
discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the
Administrative   Agent   two   (2)   additional   copies   of  such
Withholding  Certificate  (or a  successor  form) on or before  the
date  that  such   Withholding   Certificate   expires  or  becomes
obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative
Agent.    Notwithstanding   the   submission   of   a   Withholding
Certificate claiming a reduced rate of, or exemption from, U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to
do  so  under  the  due  diligence   requirements  imposed  upon  a
withholding   agent   under   ss.1.1441-7(b)   of  the   Regulations.
Further,    the   Administrative   Agent   is   indemnified   under
ss.1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under ss.1441 of the Code. In the event the Borrower or the
Administrative   Agent  shall  so  determine   that   deduction  or
withholding of taxes is required, it shall advise the affected Bank as to the basis of such determination prior to actually deducting and withholding such taxes.



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


             (b)Each Bank agrees (i) that as between it and the Borrower or the Administrative Agent unless otherwise required by Law, it shall be the Person to deduct and withhold taxes (and to the extent required by Law it shall deduct and withhold taxes) on amounts that such Bank may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to Section 2.24 and
(ii) to indemnify the Borrower and the Administrative Agent and any officers, directors, agents, or employees of the Borrower or the Administrative Agent against and to hold them harmless from any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c).

           (d) Each assignee of a Bank's interest in this Agreement in conformity with Section 2.24 shall be bound by this
Section 2.23, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.23.

           (e) In the event that any withholding or similar taxes shall become payable as a result of any change in any statute, treaty, ruling, judicial decision, determination or regulation or other change in law (other than a change in the rate of taxes imposed on the overall net income of any Bank) occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Bank or the Administrative Agent or as a result of any payment being made by a Guarantor organized in or subject to any taxing jurisdiction outside the United States (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.23) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. For purposes of this Section 2.23, the term "Initial Date" shall mean
(i) in  the case of the  Administrative  Agent,  the  date  hereof,
(ii) in the case of each Bank as of the date hereof, the date hereof and (iii) in the case of any other Bank, the date of the Assignment and Acceptance pursuant to which it became a Bank.

           SECTION 2.24. Participations; Assignments. (a) Each Bank (for purposes of this Section 2.24, the defined term "Bank" shall be deemed to include as applicable the Issuing Bank) may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by
it);  provided,  however,  that (i) such Bank's  obligations  under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Section 2.16 and Section 2.18 but shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Bank granting such participation would have been entitled and (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided further that each Bank shall retain the sole right and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the



D4

Loans or Letters of Credit and shall retain all voting rights, including the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to any Facility Fees, the amount of principal or the rate of interest payable on, or the maturity of, the Loans or Letters of Credit as applicable to the participating banks or other entities (as to which such participating banks or other entities may be afforded the right to vote).

           (b)  Each of the  Banks  may (but  only  with the  prior
written consent of the Borrower and the Issuing Bank, which consent shall not be unreasonably withheld, provided that no consent of Borrower shall be required if any Event of Default shall have occurred and be continuing), and (unless the assignee is a bank or trust company with a combined capital and surplus of at least $100,000,000) with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the same portion of the Revolving Credit Loans at the time owing to it and the Revolving Credit Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, and (ii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Bank) shall be either the entire Commitment of such Bank or a portion thereof in a principal amount of $10,000,000 or a larger integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an
Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $4,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Fundamental Documents and
(y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto). Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

           (c)  Notwithstanding   the  other   provisions  of  this
Section 2.24, each Bank may at any time assign all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at any time owing to it and the Notes held by it) to (i) any Affiliate of such Bank described in clause (b) of the definition of Affiliate or
(ii) any other Bank hereunder.



D4

           (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Subsidiaries or any other obligor under the Fundamental Documents or the performance or observance by the Borrower (on behalf of itself or the Subsidiaries) or any of the Guarantors or any other obligor under the Fundamental Documents of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto;
(iii) such  assignee  confirms  that it has received a copy of this
Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05(a) and 5.05(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in
Section 3.05 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other person that has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf as the
Administrative Agent deems appropriate and to exercise such powers under the Fundamental Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

           (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to
Section 10.01 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

           (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Notes subject to such assignment and evidence of the Borrower's written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Bank, in



D4
exchange for the surrendered Notes, as applicable (x) a new Competitive Note to the order of such assignee in an amount equal to the Total Commitment and a new Revolving Credit Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such assumed Commitment and retained Commitment, such new Notes shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of Exhibits B-1 and B-2 hereto, as the case may be. In addition, the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents and cause the Guarantors to execute amendments to the Fundamental Documents to which it is a party, and take such other actions as the Administrative Agent or the assignee Bank may reasonably request in order to confirm that such assignee Bank is entitled to the full benefit of the guaranties contemplated hereby to the extent of such assignment.

           (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 2.24, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Subsidiaries furnished to such Bank or the Administrative Agent by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower or any of their Subsidiaries received from such Bank on the terms of Section 10.11.

           (h) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank.

           (i)  SPV Designation.

                (i) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") may grant to one or more special purpose funding vehicles (each, a "SPV"), identified as such in writing from time to time by the Designating Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Bank shall be obligated to make such Loan pursuant to the terms hereof and (C) the Designating Bank shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Loan were made by such Designating Bank.

                (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Bank an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Fundamental Documents) and to exercise, exclusively in the place and stead of such SPV, all of such SPV's voting rights under this Agreement in the discretion of such


D4

Designating Bank, until the occurrence and continuation of an Event of Default. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Bank shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Bank as agent for such SPV. Notwithstanding any term or condition hereof, no SPV, unless it shall have become a Bank hereunder in accordance with the terms of Section 2.24(b), shall be a party hereto or have any right to vote or give or withhold its consent under this Agreement.

                (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the later of (A) payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, (B) the payment in full of all Obligations, and (C) the termination of all Commitments and the expiration or termination of all Letters of Credit, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                (iv) In addition, notwithstanding anything to the contrary contained in these Clauses (i) through (iv) of this
Section  2.24(i) or  otherwise  in this  Agreement  (other than the proviso  set  forth  directly  below  in this  Clause,  any SPV may
(A) with notice to, but without the prior written consent of the Borrower or the Administrative Agent, at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Bank or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis information relating to its Loans that pertains to Borrower's performance under the Fundamental Documents and all other information relating to its Loans provided by Borrower pursuant hereto, other than non-public information provided pursuant to
Section 3.05 hereof and other than any other non-public information provided pursuant hereto, to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancements to such SPV; provided, however, that in no event may any non-public financial information provided by the Borrower or any Guarantor under this Agreement be provided by any SPV to any other Person. In no event shall the Borrower be obligated to pay to any SPV that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Designating Bank had made such Loan. These Clauses (i) through (iv) of this Section 2.24(i) may not be amended without the written consent of any Designating Bank affected thereby.

           SECTION 2.25.  Taxes.

           (a) No Deductions. All payments made by Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that



D4
after making all required deductions (including deductions applicable to additional sums payable under this Section 2.25) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

           (b) Stamp Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

           (c) Indemnification for Taxes Paid by a Bank. Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.25) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

           (d) Certificate. Within 30 days after the date of any payment of any Taxes by Borrower, Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of Borrower to that effect.

           (e) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Clauses (a) through (d) of this Section 2.25 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

            ARTICLE III REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Banks that:

           SECTION   3.01.    Organization;    Corporate    Powers.
(a) Each of the Borrower and the Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its
organization;   (b) each  of  the  Borrower  and  the  Subsidiaries
(i) has the corporate or other appropriate organizational power and authority to own its property and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure so to qualify would not have a materially adverse effect on the condition, financial or otherwise, of the Borrower or of the Borrower and its Consolidated Subsidiaries taken as a whole; (c) each of the Borrower and the Guarantors has the corporate or other appropriate organizational power to execute, deliver and perform its obligations under the Fundamental Documents to which it is a party and the Borrower has the corporate power to borrow hereunder and to execute and deliver the Notes; and (d) each of the Guarantors has the corporate or other appropriate organizational power and authority to guaranty the Obligations as contemplated by Article VIII hereof.



D4

           SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement and the other Fundamental Documents to which the Borrower or any of the Guarantors is or is to be a party, by each such party; in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Notes; and in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article VIII (a) have been duly authorized by all requisite corporate or other appropriate organizational action on the part of the Borrower and each Guarantor; and (b) will not (i) violate (A) any law, rule or regulation of the United States or any state or political subdivision thereof, the certificate of incorporation or By-laws or other appropriate organizational documents of the Borrower or any of the Consolidated Subsidiaries, (B) any applicable order of any court or other agency of government or (C) any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement or contract to which the Borrower or any of the Consolidated Subsidiaries is a party or by which the Borrower or any of the Consolidated Subsidiaries or any of their respective properties are bound, (ii) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement or contract or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower or any of the Consolidated
Subsidiaries except that, in the case of all the above, for any such violations, conflicts, breaches, defaults, liens, charges or encumbrances which would not have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or adversely affect the rights or interest of the Banks.

           SECTION 3.03. Enforceability. This Agreement and each other Fundamental Document to which the Borrower or any of the Guarantors is a party, is a legal, valid and binding obligation of each such party thereto, and is enforceable against each such party thereto in accordance with its terms, except as the enforceability  thereof  may  be  limited  by  the  effect  of  any applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           SECTION 3.04. Governmental Approvals. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required in connection with the execution, delivery and performance by the Borrower and any of the Guarantors of this Agreement or of any other Fundamental Document to which it is a party, the Borrowings hereunder, the guaranty by the Guarantors of the Obligations under Article VIII or the execution and delivery of the Notes.

           SECTION  3.05.   Financial   Statements  and  Condition.
(a) The Borrower has heretofore furnished to each of the Banks audited Consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related audited Consolidated statements of income, Consolidated statements of stockholders' equity and Consolidated statements of cash flows for the fiscal period then ended, together with related notes and supplemental information. The audited consolidated balance sheet, statement of income, statement of stockholders' equity and statement of cash flows are referred to herein as the "Audited Financial Statements." The Audited
Financial Statements and the notes thereto were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the dates and for the periods indicated, and such balance sheets and related



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


notes show all known direct liabilities and all known contingent liabilities of a material nature of the Borrower and its Consolidated Subsidiaries as of such dates which are required to be included in such financial statements and the notes thereto in accordance with generally accepted accounting principles.

           (b) The Borrower has delivered to each of the Banks pro forma consolidated projected financial results for the years 2001-2005. Such projected financial results are based on good faith estimates and assumptions believed to be reasonable by senior management of the Borrower as of the Execution Date.

           (c) None of the Borrower or any Guarantor (each, a "Credit Party") is entering into the arrangements contemplated hereby and by the other Fundamental Documents or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the date of the initial Borrowing hereunder on a Pro Forma Basis after giving effect to all Indebtedness (including the Loans hereunder and the Indebtedness incurred by each Credit Party in connection therewith) (w) each Credit Party expects the cash available to such Credit Party and its Subsidiaries on a Consolidated basis, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (y) of this Section 3.05(c)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party and such Subsidiaries or which such Credit Party believes may be rendered against such Credit Party and such Subsidiaries in any action in which such Credit Party is a defendant on the Closing Date (taking into account the reasonably anticipated maximum amount of any such judgment and such Credit Party's belief as to the earliest time at which such judgment might be entered); (x) the sum of the present fair saleable  value  of  the  assets  of  each  Credit  Party  and  its
Subsidiaries  on a  Consolidated  basis will  exceed  the  probable liability of such Credit Party and such Subsidiaries on their debts (including their obligations under the Guaranty); (y) no Credit Party and its Subsidiaries on a Consolidated basis will have incurred or intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party and such Subsidiaries from any source, and amounts to be payable on or in respect of debts of such Credit Party and such Subsidiaries and the amounts referred to in clause (w)); and (z) each Credit Party and its Subsidiaries on a Consolidated basis have sufficient capital with which to conduct their present and proposed business and the property of such Credit Party and such Subsidiaries does not constitute unreasonably small capital with which to conduct their present or proposed business. For purposes of this Section 3.05, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed (other than those being disputed in good faith), undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 3.05, "present fair saleable value" means the amount that may be realized if any person's assets are sold as an entirety with reasonable promptness in an arm's-length transaction under conditions for the sale of comparable business enterprises obtaining at the time of determination.

           SECTION 3.06.  [Reserved].



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           SECTION  3.07.  Title to  Properties.  All assets of the
Borrower and the Subsidiaries are free and clear of Liens, except such as are permitted by Section 6.01.

           SECTION 3.08. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of the Subsidiaries), pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions herein contemplated, or which have a reasonable likelihood of being determined adversely and if determined adversely to the Borrower or any of the Subsidiaries, would result in a material adverse change in the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower and its
Consolidated   Subsidiaries  taken  as  a  whole  and  neither  the
Borrower nor any of the Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a materially adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

           SECTION 3.09. Tax Returns. The Borrower and each of the Subsidiaries have timely filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of the Borrower or such Subsidiary after due inquiry, are required to be filed and have paid or caused to be paid all taxes required to be paid with respect to such returns or any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the validity of which are being contested in good faith by appropriate actions or proceedings and with respect to which the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles, and except for the filing of such returns as to which the failure to file will not, either individually or in the aggregate, have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole, or have an adverse effect on the Borrower's or the Guarantors' ability to comply with this Agreement or any other Fundamental Document.

           SECTION 3.10. Agreements. (a) None of the Borrower nor any of the Subsidiaries is subject to any charter or other corporate restriction materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise) or a party to any agreement or instrument materially and adversely affecting the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole. None of the Borrower or any of the Subsidiaries is in default in the performance, observance or fulfillment of any agreement or instrument for borrowed money by which it is bound, or any other agreement or instrument by which it is bound which individually or in the aggregate materially and adversely affects the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole.



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           (b)  The  Administrative  Agent has been  provided at or
prior to the Execution  Date  (i) copies of all credit  agreements,
indentures  and  other  agreements   related  to  Indebtedness  for
borrowed money of the Borrower or any of the Subsidiaries in an amount greater than $10,000,000 and, to the extent requested by the Administrative Agent, copies of any other credit agreements,
indentures  and  other  agreements   related  to  Indebtedness  for
borrowed  money  of the  Borrower  or any of the  Subsidiaries  and
(ii) access to (and copies of, to the extent requested) any other contracts or purchase agreements (including collective bargaining
agreements)   which   are   material   to  the   Borrower   or  the
Subsidiaries.

           SECTION 3.11. Employee Benefit Plans. (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published governmental interpretations thereunder. No Reportable Event has occurred with respect to any Plan (other than Plans which have been terminated and as to which the Borrower and its ERISA Affiliates do not have any significant remaining obligations or liabilities in connection therewith) as to which the Borrower or any of its ERISA Affiliates was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan maintained by the Borrower or any of its ERISA Affiliates (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. There has been  no  Prohibited  Transaction  with  respect  to  any  employee benefit plan subject to ERISA, including any Plan or to Borrower's knowledge any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability to the
Borrower  or  an  ERISA   Affiliate.   No  Plan  has   incurred  an
"accumulated    funding   deficiency"   within   the   meaning   of
Section 412(a)    or   sought   or   obtained   a   waiver    under
Section 412(d)(1) or an extension of time under Section 412(e) of the Code. No suit, action or other litigation or investigation or a claim (excluding claims for benefits incurred in the ordinary course of Plan activities) has been threatened or brought against or with respect to any Plan. To the best of the knowledge of the Borrower and each of its ERISA Affiliates (i) no payment required to be made under any Plan would be nondeductible under Section 280G of the Code, and (ii) in the case of each Plan intended to qualify under Section 401(a) of the Code, all amendments to such Plan required for the continuing qualification of such Plan have been approved and adopted.

           (b) None of the Borrower or any of its ERISA Affiliates has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole. None of the Borrower or any of its ERISA Affiliates has received any notification that any Multiemployer Plan or Multiple Employer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole.

           SECTION 3.12. Investment Company Act; Public Utility Holding Company Act; Federal Power Act. None of the Borrower or the Subsidiaries is or will during the term of this Agreement be
(i) an "investment company" as the term is defined in the



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Investment  Company  Act  of  1940,  as  amended,  (ii) subject  to regulation  under the  Investment  Company Act of 1940, as amended,
(iii) a "holding company" as that term is defined in the Public Utility Holding Company Act of 1935 or (iv) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, Federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guaranty such indebtedness as contemplated hereby.

           SECTION 3.13.  Federal Reserve  Regulations.  Subject to
Section 4.01(d), none of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U). No part of the proceeds of the Loans hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U or X. If requested by any Bank, the Borrower will furnish to such Bank a statement, in conformity with the regulations, on Federal Reserve Form U-1 referred to in said Regulation U.

           SECTION 3.14. Defaults; Compliance with Laws. None of the Borrower or any of the Subsidiaries is in default under this Agreement or otherwise in default under any other agreements with respect to borrowed money in an aggregate outstanding principal amount of $10,000,000 or more. The Borrower and each of the Subsidiaries has conducted its business and affairs so as to comply in all respects material to the Borrower and its Consolidated Subsidiaries taken as a whole with all applicable Federal, state and local laws and regulations.

           SECTION 3.15. Use of Proceeds. Proceeds of the Loans and the Letters of Credit will be used for the purposes referred to in Section 2.03.

           SECTION  3.16.  Affiliated   Companies.   Set  forth  on
Schedule 3.16 hereto is a complete and accurate list of all of the Subsidiaries of the Borrower and other persons in which the Borrower or a Subsidiary holds voting stock or a similar interest (other than companies as to which the Borrower or a Subsidiary, as applicable, owns, directly or indirectly, less than 5% of the outstanding voting stock), showing as of the Closing Date as to Subsidiaries (i) the jurisdiction of its incorporation, (ii) the number of shares of each class of capital stock authorized,
(iii) the number of such shares outstanding, (iv) the percentage of such shares held directly or indirectly by the Borrower or a Subsidiary, as applicable, and (v) the number of such shares covered by outstanding options, warrants, or rights held directly or indirectly by the Borrower or a Subsidiary, as applicable; provided, however, with respect to Clauses (ii) and (iii) directly above, Borrower may omit the information requested by such Clauses for all Subsidiaries having tangible assets in an amount less than $10,000,000 and, with respect to all other
Subsidiaries organized under the laws of a jurisdiction other than the United States or a state thereof, Borrower shall have until forty-five days after the date hereof to provide such information by way of a supplement to, or amendment and restatement of, Schedule 3.16 supplementing or amending solely the information required by such Clauses for such Subsidiaries. Except as set forth on Schedule 3.16, all of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and nonassessable and is owned as set



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


forth in Schedule 3.16 (directly or indirectly) by the Borrower or a Subsidiary, except for shares required to be owned by other persons under applicable foreign law (which shares do not exceed, for any such Subsidiary, 5% of the total outstanding shares of such Subsidiary), free and clear of all Liens and any options, warrants and other similar rights except as contemplated by the Existing Credit Agreements.

           SECTION 3.17. Environmental Liabilities. (a) Except as set forth on Schedule 3.17 hereof, the Borrower and the
Consolidated Subsidiaries have not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their properties or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of the Borrower's knowledge, but without independent inquiry, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner
which  at  the  time  of  the  action  in  question   violated  any
Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, except in each instance such violations as in the aggregate would not have a material adverse effect upon the Borrower and the Consolidated Subsidiaries taken as a whole.

           (b) Except as set forth on Schedule 3.17, the Borrower and its Consolidated Subsidiaries do not have any obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole and, except as set forth in Schedule 3.17, no claims have been made against the Borrower or any of its Consolidated Subsidiaries during the past five years and no presently outstanding citations or notices have been issued against the Borrower or its Consolidated Subsidiaries, where such would reasonably be expected to have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, which in either case have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials by the Borrower or the Consolidated Subsidiaries, in their respective capacities as such, or any of their respective employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to the Borrower, the Consolidated Subsidiaries or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by the Borrower, the Consolidated Subsidiaries or any other location where such would have a materially adverse effect on the business or financial condition of the Borrower and its Consolidated Subsidiaries taken as whole.

           SECTION 3.18. Disclosure. Neither this Agreement nor any agreement, document, certificate or written statement furnished to any Bank or to the Administrative Agent for the benefit of the Banks by or on behalf of the Borrower or any of the Subsidiaries in connection with the transactions contemplated hereby, at the time it



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was  furnished  contained  any untrue  statement of a material fact or  omitted  to state a  material  fact,  under  the  circumstances
under  which  it  was  made,   necessary   in  order  to  make  the
statements contained herein or therein not misleading provided that no representation or warranty other than that set forth in
Section 3.05(b) is made with respect to the projected financial results of the Borrower for the years 2001-2005. At the date hereof, there is no fact known to the Borrower which materially and adversely affects, or in the future is reasonably expected to
materially   and  adversely   affect,   the  business,   assets  or
financial   condition,   of  the  Borrower  and  its   Consolidated
Subsidiaries taken as a whole (other than facts or conditions affecting the economy generally).

           SECTION  3.19.  Insurance.   As  of  the  date  of  this
Agreement, all insurance maintained by the Borrower and its Subsidiaries on their insurable properties and all other insurance maintained by them is in full force and effect and all premiums required to have been paid have been duly paid.

                 ARTICLE IV CONDITIONS OF LENDING

           SECTION 4.01. All Borrowings. The obligations of each of the Banks to make Loans and the Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder on the date of each Borrowing or issuance, amendment, renewal or extension of any Letter of Credit hereunder shall be subject to the following conditions precedent:

           (a)  Notice.   The   Administrative   Agent  shall  have
received a notice of such Borrowing as required by Section 2.04 or 2.05, as applicable.

           (b)  Representations      and      Warranties.       The
representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

           (c) No Default. The Borrower and each of the Guarantors shall be and the Borrower shall have caused each of the Subsidiaries to be in compliance with all of the terms and provisions set forth herein or in any other Fundamental Document on its part to be observed or performed, and immediately after such Borrowing no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

           (d) Margin Requirements. If the proceeds of any Loans (or Letter of Credit) are to be used, directly or indirectly, to purchase or carry any margin stock or to extend credit or refund indebtedness incurred for such purpose, the Borrower shall furnish to the Administrative Agent an opinion of counsel reasonably satisfactory to the Administrative Agent to the effect set forth in paragraph 7 of Exhibit D-1 to this Agreement.

           (e) Additional Documents. The Banks and Issuing Bank shall have received from the Borrower on the date of each Borrowing such documents and information as they may reasonably request relating to the satisfaction of such conditions.



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           Each  Borrowing  or  issuance,   amendment,  renewal  or
extension of Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance, amendment, renewal or extension of Letter of Credit as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

           SECTION 4.02. Closing Date. The obligations of the Banks to make Loans and the Issuing Bank to issue Letters of Credit hereunder are subject to the following additional conditions precedent:

           (a) Closing Date. (i) The Closing Date shall have occurred on or before the 30th day following the Execution Date, and (ii) on the Closing Date, there shall have been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole since December 31, 2000, except as previously disclosed in writing to the Banks prior to the Execution Date.

           (b) Notes. On the Closing Date, each Bank shall have received a duly executed Competitive Note and Revolving Credit Note complying with the provisions of Section 2.09.

           (c) Opinions of Counsel. On the Closing Date, each Bank and the Issuing Bank shall have received the favorable written opinion of Brian M. Addison, Esq., Secretary and General Counsel of the Borrower, dated the Closing Date, addressed to each Bank and satisfactory to Buchanan Ingersoll, PC, counsel to the Administrative Agent, substantially in the form of Exhibit D.

           (d) Corporate Documents. On or before the Closing Date, each Bank and the Issuing Bank shall have received (i) a copy of the Certificate of Incorporation, as amended, of each of the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the state of incorporation of such person; (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of, and payment of taxes by, the Borrower and each Guarantor, as applicable, and as to the charter documents of the Borrower and each Guarantor, as applicable, on file in the office of each such Secretary of
State; (iii) a certificate of the Secretary of each of the Borrower and each Guarantor, each dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws of the Borrower or such Guarantor, as applicable, as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower or such Guarantor, authorizing the execution, delivery and performance of the Fundamental Documents to which it is a party, (C) that the Certificate of Incorporation of the Borrower or such Guarantor, as applicable, has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer of the Borrower or such Guarantor, as applicable, executing the Fundamental Documents to which it is a party, or any other document delivered in connection herewith or therewith, as the case may be, (each such certificate to contain a certification by another officer of the Borrower or such Guarantor, as applicable, as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); and (iv) such other documents as any Bank or counsel for the Administrative Agent may reasonably request.



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


           (e) Required Consents and Approvals. Except as noted on Schedule 4.02, all required consents and approvals shall have been obtained on or before the Closing Date with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of the Borrower and the Subsidiaries.

           (f) Federal Reserve Regulations. The Administrative Agent shall be satisfied on or before the Closing Date that the provisions of Regulations T, U and X of the Board will not be violated by the transactions contemplated hereby.

           (g)  Contribution  Agreement.  The Administrative  Agent
shall have received on or before the Closing Date the Contribution Agreement, duly executed by the Borrower and each Guarantor.

           (h) Fees and Expenses. On the closing Date, all accrued but unpaid Facility Fees and fees due to the Banks or Administrative Agent, or both, all as contemplated by
Section 2.08, and all amounts referred to in Section 10.04 then due, shall have been or shall be simultaneously paid in full.

           (i)  Existing   Indebtedness.   Concurrently   with  the
transactions contemplated hereby, on the Closing Date, the Existing Revolving Credit Agreement and the Existing Master Letter of Credit Agreement shall have been terminated (except to the extent necessary to provide for any letters of credit, if any, outstanding under the Existing Revolving Credit Agreement).

           (j) Officer's Certificate. On the Closing Date. the Banks shall have received a certificate of Borrower provided on its behalf by a Financial Officer dated the Closing Date certifying (i) compliance with Section 4.01(b) and (c) hereof, and (ii) the veracity of Section 4.02(a)(ii).

           (k)  Other   Documents.   On  the  Closing   Date,   the
Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.

                  ARTICLE V AFFIRMATIVE COVENANTS

           The Borrower covenants and agrees with each Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amounts payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will, and it will cause each of its Subsidiaries and, with respect to Section 5.07 only, its ERISA Affiliates) to:

           SECTION 5.01. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises; provided that nothing in this
Section 5.01 shall prevent the abandonment or termination of the corporate existence, rights or franchises of any Subsidiary or the Borrower if such abandonment or termination would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder or under any other Fundamental Document.



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


           SECTION 5.02. Maintenance of Property. At all times maintain and preserve all property used or useful in working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document.

           SECTION 5.03. Insurance. (a) Keep its insurable properties adequately insured at all times; (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses;
(c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amount as the Borrower or such Subsidiary, as the case may be, shall reasonably deem necessary; and (d) maintain such other insurance as may be required by law. The Borrower and the Subsidiaries may self-insure to the extent customary with companies in the same or similar businesses.

           SECTION 5.04. Obligations and Taxes. Pay all its indebtedness and obligations promptly and in accordance with their terms except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (and use its best efforts to do so), prior to the time penalties would attach thereto, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that none of the Borrower or any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and the Borrower or such Subsidiary, as the case may be, shall have made such reserve, or other adequate provision, if any, as shall be required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

           SECTION  5.05.  Financial   Statements;   Reports,  etc.
Furnish to the Banks:

           (a) As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the Consolidated balance sheet as of the end of such fiscal year of the Borrower and its Consolidated Subsidiaries, the related Consolidated statements of income and the Consolidated statements of cash flows for the year then ended of the Borrower and its Consolidated Subsidiaries, the foregoing Consolidated financial statements to be (x) examined by, and to carry the report reasonably acceptable to the Banks of PriceWaterhouse Coopers LLC



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


or other independent public accountants of similar nationally recognized standing reasonably acceptable to the Banks, and to be in the form of the financial statements included in the Borrower's annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2000, and (y) accompanied by a certificate of said accountants stating that in making the examination necessary for expressing their opinion on such statements they have obtained no knowledge, of a financial or accounting nature, of any violation of any of the terms or provisions of this Agreement or any other Fundamental Document, or of the occurrence of any condition or event which, with notice or lapse of time or both, would constitute an Event of Default, or, if such accountants shall have obtained knowledge of any such violation, condition or event, they shall specify in such certificate all such violations, conditions and events, and the nature thereof, it being understood that said accountants shall not be liable to anyone for failure to obtain such knowledge. All such Consolidated financial statements shall be compiled in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein, except as stated therein, and fairly present the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries for the respective periods indicated.

           (b) As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited Consolidated condensed balance sheet, and the related unaudited Consolidated condensed statements of income for such quarter and for the then elapsed portion of the fiscal year, and the Consolidated condensed statements of cash flows of the Borrower and its Consolidated Subsidiaries for the then-elapsed portion of the fiscal year, the foregoing Consolidated condensed financial statements to be in reasonable detail (comparable to the Consolidated condensed financial statements for the quarter ended June 30, 1997 heretofore delivered to the Banks) and stating (with respect to the unaudited Consolidated condensed statements of income and cash flows) in comparative form the figures as at the end of and for the comparable periods of the preceding fiscal year and to be certified by a Financial Officer of the Borrower in his capacity as such as being to the best of his knowledge and belief correct and complete and as presenting fairly the consolidated financial position and results of operations of the Borrower and its
Consolidated Subsidiaries in accordance with generally accepted accounting principles (other than the omission of the notes to the financial statements required by generally accepted accounting principles) applied on a basis consistent with previous fiscal years, in each case subject to normal year-end adjustments.

           (c) Concurrently with (a) and (b) above, a certificate of a Financial Officer of the Borrower, certifying in his capacity as such (i) that to the best of his knowledge and belief no Event of Default, or event which with notice or lapse of time or both would constitute such an Event of Default or event has occurred, and, if so, specifying the nature and extent thereof and specifying any corrective action taken or proposed to be taken with respect thereto, (ii) that to the best of his knowledge and belief the Borrower is in compliance with the covenants set forth in Sections 6.09, 6.10 and 6.11,
(iii) setting forth in reasonable detail calculations demonstrating compliance with Sections 6.01(x), 6.02, 6.04, and 6.06(c), and (iv) setting forth the calculation in reasonable detail of the Consolidated Interest Coverage Ratio as at the end of such fiscal quarter and for the period of four fiscal quarters then ended treated as a single accounting period, and any change in pricing anticipated to become effective pursuant to such notice. In furtherance of the foregoing Clauses (ii), (iii), and
(iv),   Borrower   shall  furnish  to  the  Banks  a   certificate,
substantially in the form of Exhibit H (a "Compliance Certificate"), evidencing such compliance and setting forth such calculations.



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


           (d) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission, or any comparable foreign bodies, and of all press releases and other statements made available generally by any of them to the public concerning material developments in the business of the Borrower.

           (e) Promptly, from time to time, such other information regarding the financial condition and business operations of the Borrower and its Consolidated Subsidiaries as any Bank may reasonably request (with a copy of any such written information provided to the Administrative Agent).

           SECTION 5.06. Defaults and Other Notices. Give the Administrative Agent prompt (but in any event not later than five Business Days after an officer of the Borrower shall become aware of the occurrence of such event) written notice of the following:

           (a) any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default; and

           (b) any development (other than those specified above as to which the Administrative Agent has received due notice) which has resulted in, or which the Borrower reasonably believes will result in, a material adverse change in the business, assets, liabilities or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations hereunder.

           SECTION 5.07. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code,
(b) cause all Plans to be funded in accordance with the minimum funding standards of the Code and ERISA, and cause all due and owing contributions to be made to Multiemployer Plans, and
(c) furnish to the Administrative Agent (i) as soon as possible, and in any event within 30 days after any officer of the Borrower or any of its ERISA Affiliates knows or has reason to know that any Reportable Event with respect to any Plan has occurred that alone or together with any other Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any such Plan,
(iii) within 10  days  after a filing  with the  PBGC  pursuant  to
Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan or Multiple Employer



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


Plan, a copy of each notice received by the Borrower or any ERISA Affiliate of the Borrower concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan or Multiple Employer Plan in an amount exceeding $5,000,000 or (B) a determination that a Multiemployer Plan or Multiple Employer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of the Borrower or any of its ERISA Affiliates to such Multiemployer Plan or Multiple Employer Plan in an amount exceeding $5,000,000.

           SECTION   5.08.   Access  to   Premises   and   Records.
Maintain the financial records of the Borrower and its Consolidated Subsidiaries in accordance with generally accepted accounting principles and permit representatives of the Banks to have access, at all reasonable times upon reasonable notice, to the Borrower and any of its Subsidiaries and their properties and to make such excerpts from such financial books and records as such representatives reasonably request and to discuss the business, operations, properties and financial and other condition of the Borrower and such Subsidiaries with officers and employees of the Borrower and such Subsidiaries and the independent certified public accountants of the Borrower; provided that no Bank shall purchase, sell or otherwise acquire or dispose of any interest in a security of the Borrower in the public markets on the basis of any material nonpublic information so obtained.

           SECTION 5.09. Compliance with Laws, etc. The Borrower and its Subsidiaries shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, except to the extent that the failure to do so would not have a material adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any other Fundamental Document. If any authorization or approval or other action by, or notice to or filing with, any Governmental Authority is required for the performance by the Borrower of this Agreement or any other Fundamental Document, the Borrower will promptly obtain such approval or make such notice or filing and shall provide satisfactory evidence thereof to the Administrative Agent.

           SECTION 5.10. Security Interests. If any property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, is subjected to any Lien not permitted by
Section 6.01, the Borrower will make, or will cause to be made, effective provision whereby the Obligations shall be secured equally and ratably with all other obligations secured by such Lien, and, if such provision is not made, an equitable lien, so equally and ratably securing the Obligations, shall exist on such property to the full extent permitted under applicable law; it being understood that the Borrower's compliance with the provisions of this Section 5.10 shall not, in any way, constitute a cure by the Borrower or a waiver by the Banks of the Borrower's failure to perform or observe any of the covenants or agreements in Section 6.01.

           SECTION 5.11. Subsidiary Guarantors. Promptly upon any person incorporated in the United States becoming a Subsidiary that is a Material Subsidiary, or upon any Subsidiary incorporated in the United States becoming a Material Subsidiary, the Borrower agrees that it or the other direct owner of such Subsidiary shall cause such Subsidiary to sign such an instrument substantially in the form of



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


Exhibit G hereto, under which such Subsidiary shall become a party hereto and to the Contribution Agreement, the other Fundamental Documents (to the extent that Guarantors are parties thereto), and the Intercreditor Agreement, in each case as a Guarantor, and assume all obligations of a Guarantor under the Credit Agreement, all in a manner satisfactory to the
Administrative Agent and its counsel; provided, however, the Borrower shall be permitted at any time to cause any of its Subsidiaries not then subject to this Section 5.11 to become a party to this Agreement and the other agreements set forth above in accordance with the requirements hereof, and provided further that, in the case of any additional Guarantor that is organized under the laws of a jurisdiction other than the United States or a state thereof, the Administrative Agent on behalf of the Banks and itself shall have received an opinion of counsel, admitted to practice in the relevant foreign jurisdiction, in form and substance satisfactory to the Administrative Agent.

           SECTION 5.12. Environmental Laws. (a) Promptly notify the Administrative Agent upon any Senior Officer of the Borrower becoming aware of any violation or noncompliance with, or liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to be materially adverse to the Borrower and the Consolidated Subsidiaries taken as a whole, and promptly furnish to the Administrative Agent all notices of any nature which the Borrower or any Consolidated Subsidiaries may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or noncompliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, would reasonably be expected to have a material adverse effect on the Borrower and the Consolidated Subsidiaries taken as a whole.

           (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws.

           (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities.

           (d) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or noncompliance with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of such indemnified party or (ii) any acts or omissions of any indemnified party occurring after such indemnified party is in possession of, or controls the operation of, any property or asset.

           SECTION 5.13. Existing Credit Agreements. Terminate the Existing Multicurrency Revolving Credit Agreement as soon as practicable.



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           SECTION   5.14.   Senior  Debt   Status.   Maintain  the
Obligations on at least a pari passu basis in priority of payment with all other Indebtedness of Borrower and the Guarantors, except with respect to Indebtedness to the extent secured by Liens permitted by Section 6.01.

                   ARTICLE VI NEGATIVE COVENANTS

           The Borrower covenants and agrees with the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Note or any other expenses or amount payable hereunder shall be unpaid or the Commitments are in effect, unless the Required Banks otherwise consent in writing, it will not, and it will not cause or permit any of its Subsidiaries, directly or indirectly, to:

           SECTION 6.01. Liens. Incur, create or permit to exist any Lien on (or sale and leaseback transaction with respect to) any property, assets or stock owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than Liens in favor of the Administrative Agent for the benefit of the Banks and:

           (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or thereafter payable without penalty for nonpayment or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

           (ii) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate actions or proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

           (iii) Liens incurred or deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance and other social security, or to secure the performance of bids, tenders, leases, contracts (other than the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds;

           (iv) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title to real property (and with respect to leasehold encumbrances or interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of real property material to the operation of the business of the owner thereof or the value of such property for the purpose of such business;

           (v) Liens securing purchase money Indebtedness of the Borrower and its Subsidiaries provided; that (A) such Liens shall not encumber any property other than the property acquired, (B) the Indebtedness secured thereby does not exceed the purchase price of such property, and (C) such transaction does not otherwise violate this Agreement;



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           (vi) Liens upon assets of a corporation  existing at the
      time such  corporation  is merged into or  consolidated  with
      the  Borrower  or  a  Subsidiary   or  at  the  time  of  its
      acquisition by the Borrower or a Subsidiary or its becoming a Subsidiary; provided that such Lien does not spread to any other asset at any time owned by the Borrower or any Subsidiary;

           (vii) Liens in existence on the date hereof which are listed in Schedule 6.01 (which Schedule includes all such Liens (other than Liens of the types described in paragraphs (i) through (v) above) securing obligations in excess of $500,000);

           (viii) Liens arising out of the renewal or refunding of any Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted by the foregoing; provided that the aggregate principal amount of such Indebtedness is not increased and is not secured by additional assets and the Indebtedness secured by the Lien is permitted under this Agreement;

           (ix) Liens in connection with attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced and diligently pursued in good faith (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)); and

           (x) other Liens on assets with an aggregate book value for all such assets subject to Liens, which when added to the aggregate book value of assets subject to Sale and Leaseback Transactions permitted under Section 6.06(c), do not at the time in effect exceed 10% of Consolidated Net Worth.

           SECTION 6.02. Indebtedness. Permit any of the foreign Subsidiaries or any domestic Subsidiaries which are not Guarantors hereunder to incur, create, assume, become or be liable in any manner with respect to, or permit any of such Subsidiaries to permit or suffer to exist, any Indebtedness, unless after giving effect to such Indebtedness the total Indebtedness of all such Subsidiaries is no greater than 15% of
Consolidated  Net  Worth;  provided,   however,  this  Section 6.02
shall not apply to any Subsidiary which becomes a Guarantor hereunder in accordance with Section 5.11 hereof.

           SECTION 6.03. Mergers, Consolidations, Sales of Assets and Acquisitions. Neither the Borrower nor any Subsidiary (in one transaction or series of transactions) will wind-up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets, except:

           (a) mergers   between  the  Borrower  and  a  Subsidiary
      (provided that Borrower shall be the surviving corporation) or between Subsidiaries;

           (b) sales of inventory, marketable securities, receivables owed to a foreign subsidiary and receivables of the Borrower or any Subsidiary from export sales, in each case in the ordinary course of business;

           (c) sales permitted pursuant to Section 6.06;



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           (d) subject to Section 6.03(e)  below, any merger (other
      than as described in (a) above),  consolidation,  dissolution
      or  liquidation;   provided,  however,  that  (i) immediately
      prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing, (ii) if such transaction involves a Person
      other   than  the   Borrower   and  its   Subsidiaries,   the
      Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section and (iii) if such transaction involves the Borrower, the Borrower is the surviving entity;

           (e) a disposition of less than substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, (i) for consideration which represents fair market value (as reasonably determined in good faith by the Borrower's Board of Directors) or, at a price determined by the Board of Directors of the Borrower to be in the best interests of the Borrower under circumstances where the Board of Directors of Borrower deems a sale on terms other than fair market value to be in the best interest of the Borrower, (ii) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (iii) if the transaction involves consideration of $20,000,000 or more, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section; and

           (f) acquisitions of an interest in any business from any Person (whether pursuant to a merger, an acquisition of stock, assets, a business unit or otherwise); provided that
      (i) immediately prior to and on a Pro Forma Basis after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (ii) if the transaction involves consideration equal to or in excess of $10,000,000, the Administrative Agent shall promptly receive a certificate of a Financial Officer of the Borrower confirming that such transaction complies with the requirements set forth in this section.

           SECTION 6.04. Change of Business. Engage in any business activities other than those related or incidental to its present business activities, namely, the manufacture and wholesale distribution of (i) dental supplies and equipment,
(ii) medical/industrial supplies and equipment and (iii) other healthcare products; provided that (x) the business activities, described in clause (iii) shall not at any time represent more than 20% of the Consolidated Net Income of the Borrower and the Subsidiaries as of the end of the then most recently completed fiscal year of the Borrower, and (y) the assets of the business activities described in clause (iii) shall not at any time represent more than 20% of the Consolidated assets of the Borrower and the Subsidiaries.

           SECTION 6.05. Transactions with Affiliates. Enter into any transactions with or provide any employee benefits to any Affiliate of the Borrower or any Subsidiary except (a) in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower or the Subsidiary concerned could, in the good faith judgment of senior management of the Borrower, obtain or could become entitled to in an arm's-length transaction with a person or entity which was not an Affiliate of the Borrower or such Subsidiary, (b) transactions involving the Borrower and one or more Subsidiaries exclusively,
(c) transactions  involving two or more  Subsidiaries  exclusively,
(d) transactions  with the ESOP or other similar  foreign  employee stock ownership plans of Subsidiaries of the Borrower which do not materially and adversely affect the interests of the Administrative Agent or the Banks under the Fundamental Documents, and (e) transactions otherwise expressly permitted hereunder.



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           SECTION  6.06.  Sale  and  Leaseback.   Enter  into  any
arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, whether real or personal,
and  used  or  useful  in  its  business,   whether  now  owned  or
hereafter  acquired,  if the Borrower or any of its Subsidiaries at
the  time  of  such  sale  or  disposition   intends  to  lease  or
otherwise   acquire  the  right  to  use  or  possess   (except  by
purchase) such property or like property for a substantially similar purpose (a "Sale and Leaseback Transaction") except:

           (a) the Des Plaines Lease;

           (b) for any such Sale and Leaseback Transaction in which the property is sold by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or another Subsidiary; or

           (c) the Borrower or any Subsidiary may enter into any Sale and Leaseback Transaction if (i) at the time of such Sale and Leaseback Transaction no Default or Event of Default shall have occurred and be continuing, (ii) the proceeds from the sale of the subject property shall be equal to not less than 80% of its fair market value (as reasonably determined by the Borrower's Board of Directors) and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate book value of all assets of the Borrower and the Subsidiaries subject to Sale and Leaseback Transactions when added to the aggregate book value of assets subject to Liens permitted under Section 6.01(x) and excluding those described in paragraphs (a) and (b) above, shall not at any time exceed 10% of Consolidated Net Worth.

           SECTION 6.07. Dividends by Subsidiaries. Create, incur, assume or permit to exist any agreement or instrument which has the effect of restricting or prohibiting the power, authority or legal right of such Subsidiary to declare or pay any dividend or other distribution other than, prior to the Closing Date, the Existing Credit Agreements.

           SECTION 6.08. Amendments to Certain Documents. Amend, modify or otherwise change (a) any covenant or event of default in any material indenture or other material agreement or material instrument relating to any Indebtedness or (b) any of its constitutive documents, in either case in any manner materially adverse to the interests of the Administrative Agent, the Banks, or the Issuing Bank under the Fundamental Documents.

           SECTION 6.09. Minimum Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than
(x) $450,000,000 plus (y) 25% of aggregate Consolidated Net Income for each full fiscal quarter for which such Consolidated Net Income is positive that shall have been completed during the period from the Closing Date to the date of determination.

           SECTION 6.10. Interest Coverage. Permit the Consolidated Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.5 to 1.0 for the period of the four consecutive fiscal quarters then ended treated as a single accounting period.

           SECTION 6.11.  Debt Ratio.



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           (a) In the event that the  Proposed  Acquisition  occurs
no later than August 30, 2001, then upon and after the Proposed Acquisition, permit the Debt Ratio at any such time through December 31, 2002, to be greater than 0.60 to 1.0 or permit the Debt Ratio at any time after December 31, 2002, to be greater than 0.50 to 1.0.

           (b) Prior to the date of the Proposed Acquisition or in the event that the Proposed Acquisition does not occur by August 30, 2001, permit the Debt Ratio at any such time through the first anniversary of the date of this Agreement to be greater than 0.55 to 1.0 or permit the Debt Ratio at any time after the first anniversary of the date of this Agreement to be greater than 0.50 to 1.0.

           SECTION 6.12. Fiscal Year. Change its fiscal year or modify or change accounting treatments or reporting practices except as otherwise permitted or required by generally accepted accounting principles.

                   ARTICLE VII EVENTS OF DEFAULT

           In the case of the happening of any of the following events (hereinafter called "Events of Default"):

           (a) any representation or warranty made by the Borrower or any of the Guarantors in connection with this Agreement or any other Fundamental Document or with the execution and delivery of the Notes or the borrowings hereunder or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Borrower or any of the Guarantors to the Banks, the Issuing Bank or the Administrative Agent pursuant to this Agreement or any other Fundamental Document shall prove to have been false or misleading in any material respect when made or delivered;

           (b) default shall be made in the payment of the principal of or interest on any Note or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and, in the case of interest, such default shall continue unremedied for five Business Days;

           (c) default shall be made with respect to the payment of any amount due under any agreement or other evidence of Indebtedness for borrowed money (other than the Notes) of the Borrower or any of the Subsidiaries in an aggregate outstanding principal amount of $10,000,000 or more; or any other default shall be made with respect to any such
      Indebtedness and such Indebtedness shall have been accelerated so that any payment in respect of such Indebtedness shall be or become due prior to its maturity or scheduled due date;

           (d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors contained in
      Article VI or Article VIII hereof; provided that in the case of a default under Section 6.01, resulting solely from incurrence of a prohibited obligation by a Subsidiary without the approval or knowledge of any officer of the Borrower, such default shall continue unremedied for 30 days;



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           (e) the   guaranty  under   Article VIII   hereof  shall
      (i) not remain in full force and effect, be declared null and void or shall not be enforceable against the Guarantors in accordance with its terms and such guaranty shall not be reinstated to full force and effect and enforceability against the Guarantors in accordance with its terms within 30 days or (ii) be disaffirmed or repudiated by the Borrower or any such Guarantor;

           (f) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower on its own behalf or on behalf of any of the Subsidiaries or any of the Guarantors pursuant to the terms hereof or of any other Fundamental Document and such default shall continue unremedied for a period equal to the sum of 30 days after such failure shall have first occurred plus an additional three Business Days;

           (g) the  Borrower  or  any  Material   Subsidiary  shall
      (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or any such Material Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

           (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such Material Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Borrower or such Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

           (i) a final  judgment  for the  payment of money  (which
      alone, or when aggregated with all other such unpaid judgments to the extent not fully covered by insurance from financially sound and reputable insurers against the
      Borrower and its Subsidiaries at such time, is for $10,000,000 or more) shall be rendered against the Borrower or any of the Subsidiaries and the same shall remain undischarged for a period of 60 days or any action is taken by the judgment creditor to levy thereon;



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           (j)  a  Reportable  Event  or  Reportable  Events,  or a
      failure to make a required  payment  (within  the  meaning of
      Section 412(n)(1)(A) of the Code) shall have occurred with respect to any one or more Plans or Multiemployer Plans that reasonably could be expected to result in liability of the
      Borrower  to the  PBGC  or to a Plan in an  aggregate  amount
      exceeding   $10,000,000   and,   within  30  days  after  the
      reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of
      the  statement  required  pursuant  to   Section 5.07(b)(iii)
      hereof, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the receipt of such statement, there are reasonable grounds (A) for the termination of such Plan or Plans by PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a Lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

           (k) (i) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan or Multiple Employer Plan, (ii) the Borrower or any such ERISA Affiliate does not have reasonable grounds for contesting such
      Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and
      (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans and Multiple Employer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 in any year;

           (l) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or
      Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans and Multiple Employer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $10,000,000 in any year; or

           (m) (i) a person or two or more persons acting in concert (excluding the ESOP and any other person who holds 5% or more of the outstanding shares of voting stock of the Borrower as of the Closing Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 40% of the outstanding shares of voting stock of the Borrower, or (ii) the individuals who, as of such Closing Date, are members of the Board of Directors of the Borrower (the "Incumbent Board") shall cease to constitute at least a majority of the Board of Directors of the Borrower; provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Incumbent Board or any nominating committee thereof, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board;



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


           then,   and  in  every   such  event  and  at  any  time
      thereafter during the continuance of such event, the Administrative Agent may (unless, in the case of each Event of Default other than that specified in paragraph (b) above, the Required Banks shall have waived such Event of Default in writing, and, in the case of an Event of Default specified in paragraph (b) above, each of the Banks shall have waived such Event of Default in writing), and, upon direction of the Required Banks, will by written notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments and
      (ii) declare the Notes to be forthwith due and payable, whereupon the Notes and all other fees and amounts owing hereunder shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower or a Guarantor, the Notes shall become immediately due and payable, both as to principal and interest, without any action by the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

                       ARTICLE VIII GUARANTY

           SECTION 8.01. Guaranty. (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guaranties to the Banks (for purposes of this Article VIII, the defined term "Bank" shall be deemed to include the Issuing Bank as applicable) and the Administrative Agent the due and punctual payment by and performance of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or reorganization of the applicable obligor whether or not
post-filing   interest  is  allowed  in  such  proceeding)  by  the
Borrower.

           (b) Each Guarantor waives notice of acceptance of this guaranty and also waives presentation to, demand of payment from and protest to the Borrower of any of the Obligations, as well as notice of protest for nonpayment and all other formalities. The obligations of each Guarantor hereunder shall not be affected by
(i) the failure of the Administrative Agent or the Banks to assert any claim or demand or to enforce any right or remedy against the Borrower under this Agreement or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement or instrument; (iv) the taking or release of any security held by the Banks or the Administrative Agent for the performance of any of the Obligations; (v) the failure of the Administrative Agent or the Banks to exercise any right or remedy against the Borrower or any other guarantor of the Obligations; (vi) any stay in bankruptcy or insolvency proceedings of the Borrower or any other
Person;   or  (vii) the   release  or  substitution  of  any  other
Guarantor.

           (c) Each Guarantor agrees that this guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Banks or the Administrative Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Banks or the Administrative Agent in favor of the Borrower or any other person.



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


           SECTION 8.02. No Impairment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or
otherwise   affected   by  the   failure   of  the   Banks  or  the
Administrative Agent to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement or instrument, by any waiver or modification of any thereof by the Banks or the Administrative Agent, by any default, failure or delay, willful or otherwise, in the performance of the Obligations or by any other act or omission or delay to do any other act which might in any manner or to any extent vary the risk of any Guarantor or which would otherwise operate as a discharge of a guarantor as a matter of law.

           SECTION 8.03. Continuation and Reinstatement, etc. Each Guarantor further agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment on any Obligation is rescinded or must otherwise be restored by the Banks upon the bankruptcy or reorganization of the Borrower or otherwise.

           SECTION 8.04. Payment, etc. (a) In furtherance of the foregoing and not in limitation of any other right which the Banks or the Administrative Agent may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay or perform any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Banks or the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Administrative Agent, an amount equal to the sum of
(i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other unpaid Obligations of the Borrower to the Administrative Agent and the Banks.

           (b) Each Guarantor agrees that to the fullest extent permitted by applicable law, all rights against the Borrower arising as a result of any payment by any Guarantor under this guaranty by way of right of subrogation or otherwise shall in all respects be junior and subordinate in right of payment to the prior indefeasible payment in full of all the Obligations to the Administrative Agent for the benefit of the Banks. If after the Borrower has failed to pay any Obligation when due, any amount shall be paid to any Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the
Administrative Agent on behalf of the Banks to be credited and applied to the Obligations when due and payable.

           (c)  Each   Guarantor   waives   notice  of  and  hereby
consents to any agreements or arrangements whatsoever by the Banks or the Administrative Agent with the Borrower, or anyone else, including agreements and arrangements for payment, extension, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair such Guarantor's liability hereunder. Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations.



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


           SECTION 8.05. Benefit to Guarantors. Each Guarantor acknowledges that it has realized a direct economic benefit as a result of the refinancing of the loans outstanding under the Existing Credit Agreements of the Borrower and the availability to it of Letters of Credit and the proceeds of Loans that have been or may in the future be made hereunder.

           SECTION 8.06.  Modification to Conform to Law.

           (a) Without limiting the generality of Section 10.08, to the extent that applicable law (including applicable laws pertaining to fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Banks or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

                (i) the fair consideration actually received by such Guarantor under the terms and as a result of the Fundamental Documents (including the Contribution Agreement) and the value of the benefits derived by such Guarantor from credit granted to its Affiliates and the synergistic benefits of such affiliation and including distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Fundamental Documents, or

                (ii) the excess of (1) the amount of the fair value of the assets of such Guarantor (as of the date of this guaranty or other date relevant to the applicable law which would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable) determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, over (2) the amount of all liabilities of such Guarantor as of such date, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors.

           (b)  Notwithstanding  anything  to the  contrary in this
Article VIII, the guaranty hereby given in this Agreement shall be presumptively valid and enforceable to its fullest extent in accordance with its terms, as if this Section 8.06 were not a part of this guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity, voidability, or unenforceability of any provision of this Article VIII or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

           SECTION 8.07. Additional Guarantors. At any time after the initial execution and delivery of this Agreement to the Administrative Agent and the Banks, additional Persons may become parties to this guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Banks a Joinder and Assumption Agreement, substantially in the form of Exhibit G hereto.  No  notice  of the  addition  of any  Guarantor  shall  be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto and affirms that its obligations shall continue hereunder undiminished.



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                  ARTICLE IX ADMINISTRATIVE AGENT

           SECTION 9.01. Appointment of Administrative Agent. In order to expedite the various transactions contemplated by this Agreement, ABN AMRO Bank N.V. is hereby appointed to act as Administrative Agent on behalf of the Banks (for purposes of
Article IX, the defined term "Bank" shall be deemed to include the Issuing Bank as applicable). Each Bank irrevocably authorizes and directs the Administrative Agent to take such action on behalf of such Bank under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Administrative Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Banks hereby agrees to the provisions of that draft Intercreditor Agreement, substantially in the form of Exhibit F, and authorizes the Administrative Agent to execute and deliver an Intercreditor
Agreement substantially in the form of Exhibit F for and on behalf of each of the Banks.

           SECTION 9.02. Exculpation. Neither the Administrative Agent nor the Documentation Agent, nor any of their directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them hereunder except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Guarantors of any of the terms, conditions, covenants or agreements of this Agreement. Neither the Administrative Agent nor the Documentation Agent shall be responsible to the Banks for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Fundamental Document, the Notes or any other instrument to which reference is made herein. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until written notice of transfer shall have been filed with it. The Administrative Agent shall promptly notify the Borrower of any such notice received by such Administrative Agent. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Banks, and,
except   as   otherwise    specifically   provided   herein,   such
instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure or delay in performance or breach by any other Bank, or the Borrower, of any of their respective obligations hereunder or in connection herewith.

           SECTION 9.03. Consultation with Counsel. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.



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


           SECTION 9.04. The Administrative Agent, Individually. With respect to the Loans made by it and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers hereunder and under any other agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate of the Borrower or any such Subsidiary as if it were not the Administrative Agent.

           SECTION 9.05. Reimbursement and Indemnification. Each Bank agrees (i) to reimburse the Administrative Agent in the amount of such Bank's proportionate share of any expenses incurred for the benefit of the Banks, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, not reimbursed by the Borrower, and
(ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or any of them in any way relating to or arising out of this Agreement, or under the other Fundamental Documents or any action taken or omitted by it or any of them under this Agreement or under the other Fundamental Documents, to the extent not reimbursed by the Borrower; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

           SECTION 9.06. Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, and with the consent of the Borrower (which shall be deemed to be granted if an Event of Default shall have occurred and be continuing), the Required Banks shall have the right to appoint a successor Administrative Agent which is a Bank hereunder. If no successor Administrative Agent shall have been so appointed by such Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent having a combined capital and surplus of at least $300,000,000 and which is a Bank hereunder. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other documents executed in connection herewith. After the Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. At all times, any Administrative Agent hereunder shall be a Bank hereunder.

                      ARTICLE X MISCELLANEOUS



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




           SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic or electronic communications equipment, delivered by such equipment) addressed at its address or number set forth on
Schedule 2.01. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective when received.

           SECTION 10.02. No Waivers; Amendments. No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any such Bank would otherwise have. No notice or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances; provided that the foregoing shall not limit the right of the Borrower to any notice expressly provided for herein. No modification, amendment or waiver of any provision of this Agreement or any of the Notes nor consent to any departure of the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any such modification, amendment, waiver or consent, so given, shall be effective to bind all the Banks; provided that no such modification, amendment, waiver or consent may be made which will
(i) reduce or increase the amount or alter the term of any Commitment of any Bank hereunder without the written consent of such Bank; (ii) extend the time for reimbursement of any LC Disbursement or for payment of principal of or interest on any Note, or reduce the principal amount or decrease the rate of interest on any Loan or change the method of calculation provided for herein for determining the rate of interest on any Note, or vary the time for payment or reduce the amount of fees payable to any Bank hereunder, or release any Guarantor or any collateral hereunder, or change the definition of Required Banks set forth in Article I, or amend this Section 10.02 or Section 2.19, without the written consent of all the Banks; or (iii) give any Note preference over any other Note in payment of principal or interest.

           SECTION 10.03. Applicable Law; Submission to Jurisdiction; Service of Process; Waiver of Jury Trial.
(a) This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly in the State of New York.

           (b)  Each  of the  Borrower  and each  Guarantor  hereby
irrevocably  submits  itself  to the  jurisdiction  of the  Supreme
Court of the State of New York, New York County, and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement, any other Fundamental Document or any related document or any of the transactions contemplated hereby or thereby, and hereby waives, and agrees not to assert, by way of motion, as a defense, or



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otherwise,  in any suit,  action or  proceeding,  any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement or any other Fundamental Documents or, to the full extent permitted by applicable law, any subject matter of any thereof may not be enforced in or by such courts. Neither this
paragraph (b)   nor   paragraph (c)   below  shall   restrict   the
Administrative   Agent  or  any   Bank   from   bringing   suit  or
instituting other judicial proceedings against the Borrower or any Guarantor or any of their assets in any court or jurisdiction not referred to herein or therein.

           (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notice in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           (d) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER FUNDAMENTAL DOCUMENT AND ANY OF THE OTHER DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

           (e)  Except  as  prohibited  by law,  each party  hereto
hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (d) of this Section 10.03 any special, exemplary, punitive, indirect (including loss of profits) or consequential damages or any damages other than, or in addition to, actual damages; provided that if a party hereto shall obtain a final, nonappealable judgment that another party shall have intentionally and knowingly breached its obligations under this Agreement with an intention of injuring the claimant party, the claimant party may then seek consequential damages from such breaching party for its losses suffered as a result of such intentional breach.

           (f) Each party hereto (i) certifies that neither any representative, agent nor attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of
litigation,   seek   to   enforce   the   foregoing   waivers   and
(ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

           SECTION 10.04. Expenses; Documentary Taxes. The Borrower agrees to pay all reasonable out-of-pocket expenses
(i) incurred by the Administrative Agent in connection with the preparation, execution and delivery, waiver or modification and administration of this Agreement, any other Fundamental Document or any related documents or in connection with the performance of due diligence by the Administrative Agent or the syndication of the Loans (whether or not the transactions hereby contemplated shall be consummated), and (ii) incurred by the Administrative
Agent in connection with the making of the Loans hereunder, or incurred by the Administrative Agent or the Banks in connection with the enforcement of this Agreement or the Loans made or the Notes issued hereunder or any other Fundamental Documents and with respect to any action which may be instituted by any person against the Banks or the Administrative Agent in respect of the foregoing (but not with respect to any act of gross negligence or willful misconduct of the



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Administrative   Agent  or  any  Bank),  or  as  a  result  of  any
transaction, action or nonaction arising from the foregoing, including, but not limited to, the fees and disbursements of Buchanan Ingersoll, PC, counsel to the Administrative Agent. The
Borrower   agrees  that  it  shall  indemnify  the  Banks  and  the
Administrative  Agent  from  and hold  them  harmless  against  any
documentary   taxes,   assessments   or   charges   made   by   any
Governmental Authority by reason of the execution and delivery of this Agreement, the Fundamental Documents or any of the Notes.
The obligations of the Borrower under this Section 10.04 shall survive the termination of this Agreement and the Commitments and/or the payment of the Notes.

           SECTION 10.05. Indemnity. Further, by the execution hereof, the Borrower agrees to indemnify and hold harmless the Administrative Agent, the Banks, and each of their respective affiliates and their respective directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, including reasonable fees and disbursements of counsel, losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (whether or not the Administrative Agent or any Bank is a party thereto) relating to the financing contemplated hereby and transactions related thereto, except that Borrower shall not be required by this Section 10.05 to indemnify or hold harmless an Indemnified Party to the extent that the matters for which such Indemnified Party claims indemnification under this Section 10.05 are the result of its gross negligence or willful misconduct. The obligations of the Borrower under this Section 10.05 shall survive the termination of this Agreement and the Commitments and/or payments of the Loans.

           SECTION 10.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Documentation Agent and the Banks and their respective successors and assigns. Neither the Borrower nor the Guarantors may assign or transfer any of their rights or obligations hereunder without the written consent of the Required Banks.

           SECTION 10.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated, the issuance and delivery to the Banks of the Notes and the issuance, amendment, renewal or extension of any Letter of Credit regardless of any investigation made by the Banks or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower hereunder.

           SECTION 10.08. Severability. In case any one or more of the provisions contained in this Agreement or the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.



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


           SECTION 10.09. Cover Page and Section Headings. The cover page and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

           SECTION 10.10. Counterparts, Integration, Telecopy Signatures. This Agreement may be signed in any number of counterparts with the effect as if the signatures thereto were upon the same instrument. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall have been received by the Administrative Agent. This Agreement, the other Fundamental Documents, and all other documents, instruments, and agreements referred to herein or therein constitute the entire agreement of the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement or of any other Fundamental Document by telecopy transmission shall constitute effective and binding execution and delivery of this Agreement or such other Fundamental Document, as the case may be.

           SECTION 10.11. Confidentiality. Each Bank agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrower's books and records, information concerning the Borrower's trade secrets and patents and any other information received from the Borrower hereunder and designated in writing as confidential shall be treated as confidential by such Bank, and each Bank agrees to use its best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers of such Bank and its counsel and agents with a need to know such information and who have been informed of the confidentiality hereunder (as reasonably determined by such Bank); provided that it is understood that the foregoing shall not apply to:

           (i) disclosure    made    with   the    prior    written
      authorization of the Borrower;

           (ii) disclosure of information (other than that received from the Borrower prior to or under this Agreement) already known by, or in the possession of such Bank without restrictions on the disclosure thereof at the time such information is supplied to such Bank by the Borrower hereunder;

           (iii) disclosure  of  information  which is  required by
      applicable   law   or  to  a   governmental   agency   having
      supervisory authority over any party hereto;

           (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or in connection with the transactions contemplated hereby;

           (v) disclosure   to  any   bank  (or   other   financial
      institution) which may acquire a participation or other interest in the Loans or rights of any Bank hereunder; provided that such bank (or other financial institution) agrees to maintain any such information to be received in accordance with the provisions of this Section 10.11;

           (vi) disclosure by any party hereto to any other party hereto or their counsel or agents with a need to know such information (as reasonably determined by such party);



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


           (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 50% of the voting stock of such party, or to any subsidiary of such an entity; or

           (viii) disclosure of information that prior to such disclosure has been public knowledge through no violation of this Agreement.

           SECTION 10.12. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

           (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this Section 10.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

           SECTION 10.13. European Monetary Union. (a) If, as a result of the implementation of European monetary union, (i) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Banks shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. The Borrower agrees, at the request of the Required Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Banks shall reasonably request in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented.



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


           SECTION 10.14. Co-Documentation and Co-Syndication Agents. The Co-Syndication Agents and the Co-Documentation Agents do not assume any responsibility or obligation under this Agreement or any of the other Fundamental Documents or any duties as agents for the Banks. The titles "Co-Syndication Agent" and "Co-Documentation Agent" imply no fiduciary or similar responsibility on the part of either of the Co-Syndication Agents or either of the Co-Documentation Agents to any Person and the use of such titles does not impose upon the Co-Syndication Agents or the Co-Documentation Agents any duties or obligations under this Agreement or any of the other Fundamental Documents.

            [THIS AGREEMENT CONTINUES ON THE NEXT PAGE]


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



1021321
                      [SIGNATURE PAGE 1 OF __
 TO FACILITY B FIVE-YEAR COMPETITIVE ADVANCE, REVOLVING CREDIT AND
                        GUARANTY AGREEMENT]


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


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